Exhibit 2.1








                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         MARKETING SERVICES GROUP, INC.,

                                GCG MERGER CORP.,

                                       AND

                        GRIZZARD ADVERTISING INCORPORATED

                               TABLE OF CONTENTS


1.    THE MERGER.............................................................2

      1.1   The Merger.......................................................2

      1.2   Effective Time...................................................2

      1.3   Closing..........................................................2

      1.4   Certificate of Incorporation and Bylaws of the Surviving
             Corporation ....................................................3

      1.5   Directors and Officers of the Surviving Corporation..............3

      1.6   Effects of the Merger............................................3

2.    STATUS AND CONVERSION OF SECURITIES....................................3

      2.1   Stock of Grizzard................................................4

      2.2   Securities Act Compliance.......................................11

      2.2   Capital Stock of Merger-Sub.....................................11

3.    REPRESENTATIONS AND WARRANTIES........................................11

      3.1   Certain Representations and Warranties of Grizzard..............11

      3.2   Certain Representations and Warranties of MSGI and Merger-Sub...33

4.    CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES.......................39

      4.1   Conduct of Business of Grizzard and its Subsidiaries............39

      4.2   Conduct of Business of MSGI and its Subsidiaries................42

      4.3   Access and Information..........................................43

      4.4   Reasonable Efforts; Antitrust Notification; Additional Actions..43

      4.5   Notification of Certain Matters.................................45

      4.6   Transfer and Real Property Transfer Gains Taxes; HSR Act Fees...45

      4.7   Public Announcements............................................46

      4.8   Execution of Affiliates Letter..................................47

      4.9   Execution of Voting Agreement and Affiliates Agreement..........47

      4.10  Certain Employee Matters........................................47

      4.11  Non-Solicitation................................................48

      4.12  MSGI's SEC Filings..............................................48

      4.13  Notice of Litigation, Contract Issues and Labor Matters.........48

      4.14  Financial Statements............................................49

      4.15  Preparation of Registration Statement...........................49

      4.16  NASDAQ Listing..................................................50

      4.17  Confidential Information........................................50

      4.18  Grizzard Stockholders'Meeting...................................51

      4.19  Insurance.......................................................51

      4.20  Stockholders'Representative.....................................52

5.    CONDITIONS............................................................54

      5.1   Conditions to Each Party's Obligation to Effect the Merger......54

      5.2   Conditions to Obligation of MSGI and Merger-Sub to Effect the
             Merger ........................................................56

      5.3   Conditions to Obligation of Grizzard to Effect the Merger.......58

6.    TERMINATION...........................................................61

      6.1   Termination.....................................................61

      6.2   Effect of Termination...........................................62

7.    SURVIVAL, INDEMNIFICATION AND SET-OFF.................................63

      7.2   Rights to Setoff................................................63

      7.3   Obligation of MSGI and Merger-Sub to Indemnify..................64

      7.4   Notice and Opportunity to Defend Third Party Claims.............64

      7.5   Limits on Indemnification.......................................67

      7.6   Adjustment......................................................67

      7.7   Exclusive Remedy................................................68

8.    MISCELLANEOUS.........................................................68

      8.1   Further Actions.................................................68

      8.2   Availability of Equitable Remedies..............................69

      8.3   Modification....................................................69

      8.4   Notices.........................................................69

      8.5   Waiver..........................................................70

      8.6   Binding Effect..................................................70

      8.7   No Third-Party Beneficiaries....................................70

      8.8   Severability....................................................71

      8.9   Governing Law...................................................71

      8.10  Judicial Proceedings............................................71

      8.11  Counterparts....................................................72

      8.12  Interpretation..................................................72

      8.13  Entire Agreement................................................72

9.    DEFINED TERMS.........................................................72

      9.1   Defined Terms...................................................72

      9.2   Interpretation..................................................86

                               TABLE OF SCHEDULES

                        MSGI/Grizzard: Merger Agreement
                        -------------------------------

Subject                                                               Schedule
-------                                                               --------

Grizzard Officers..........................................................1.5
Grizzard Stockholders...................................................2.1(f)
Grizzard Affiliates........................................................2.2
Organization............................................................3.1(a)
Stock Ownership.........................................................3.1(b)
Capitalization..........................................................3.1(c)
Authority, Approvals and Consents.......................................3.1(e)
Grizzard Certain Changes or Events......................................3.1(g)
Litigation..............................................................3.1(h)
Grizzard Compliance.....................................................3.1(i)
Taxes...................................................................3.1(j)
Employee Benefit Plans..................................................3.1(k)
Environmental Matters...................................................3.1(l)
Intangible Property.....................................................3.1(m)
Real Property...........................................................3.1(n)
Tangible Personal Property..............................................3.1(o)
Contracts...............................................................3.1(p)
Insurance...............................................................3.1(q)
Labor Matters...........................................................3.1(r)
Transactions with Affiliates............................................3.1(s)
Conduct of Business.....................................................3.1(t)
Grizzard Undisclosed Liabilities........................................3.1(u)
Finders and Investment Bankers..........................................3.1(y)
Finders; Fees...........................................................3.2(d)
MSGI Compliance.........................................................3.2(h)
MSGI Undisclosed Liabilities............................................3.2(i)
MSGI Certain Changes or Events..........................................3.2(j)
Grizzard Conduct of Business............................................4.1(c)
Grizzard Capital Stock..................................................4.1(e)
Grizzard Contracts......................................................4.1(f)
Indebtedness............................................................4.1(g)
Compensation, etc.......................................................4.1(h)
Tax Policies............................................................4.1(i)
Contractual Commitments....................................................4.2
Lockup Agreements..........................................................4.8
Employee Matters..........................................................4.10
Grizzard Liens......................................................9.1(pp)(i)
MSGI Liens.........................................................9.1(pp)(ii)

                                TABLE OF EXHIBITS
                                -----------------


Form of                                                                Exhibit
-------                                                                -------

Holdback Agreement...........................................................A
Alston & Bird Legal Opinion..................................................B
CKS Legal Opinion............................................................C
Lockup Agreement.............................................................D
Voting Agreement.............................................................E
Stockholders' Representative Agreement.......................................F


Schedules and Exhibits of the Agreement and Plan of Merger have been omitted from the filing in accordance with Item 601 of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule or exhibits to the Commission upon request.

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         MARKETING SERVICES GROUP, INC.,

                                GCG MERGER CORP.,

                                       AND

                        GRIZZARD ADVERTISING INCORPORATED


     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 8, 1999, by and among MARKETING SERVICES GROUP, INC., a Nevada corporation, whose address is 333 Seventh Avenue, New York, New York 10001 ("MSGI"), GCG MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of MSGI, whose address is 333 Seventh Avenue, New York, New York 10001 ("Merger-Sub"), and GRIZZARD ADVERTISING INCORPORATED, a Texas corporation, whose address is 229 Peachtree Street, N.E., Atlanta, Georgia 30303 ("Grizzard"). Merger-Sub, in its capacity as the surviving corporation, is herein sometimes called the "Surviving
Corporation," and Merger-Sub and Grizzard are herein sometimes called the "Constituent Corporations."

                              W I T N E S S E T H :

     WHEREAS, the Boards of Directors of MSGI, Merger-Sub, and Grizzard have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Grizzard would merge with and into Merger-Sub (the "Merger"); and

     WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement to MSGI's willingness to enter into this Agreement, MSGI, Merger-Sub and Lynne Grizzard Crump, Randall G. Crump, Carol A. Dzvonik, Michael D. Dzvonik, Claude H. Grizzard Jr., Linda F. Grizzard, Claude T. Grizzard Jr., Claude H. Grizzard Sr., Elizabeth W. Grizzard, Dodd Leon Hackman, Roger Hackman, Debbi Layfield, The Salvation Army, Dawn Leann Hackman, Trustee and Dodd Leon Hackman, Trustee (collectively, the "Majority Stockholders") have entered into the Voting Agreement pursuant to which, among other things, the Majority Stockholders have agreed to vote their shares of Grizzard Common Stock in favor of the Merger, subject to the terms and conditions set forth therein and herein; and

     WHEREAS, it is the express intention of MSGI, Merger-Sub and Grizzard that this Agreement constitute a plan of reorganization intended to qualify for federal income tax purposes as a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto (the "Code"); and

     WHEREAS,   MSGI,   Merger-Sub   and   Grizzard   desire  to  make   certain
representations, warranties and agreements in connection with the Merger and to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual premises, representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  1. THE MERGER

     1.1 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement, Grizzard shall be merged with and into Merger-Sub in accordance with the DGCL and the TBCA. Merger-Sub shall be the surviving corporation in the Merger. As a result of the Merger, the outstanding shares of capital stock of Grizzard shall be converted or cancelled in the manner provided in Article 2.

     1.2 Effective Time. At the Closing, a Certificate of Merger shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware for filing on, or as soon as practicable after, the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the date and time of such filing being referred to herein as the "Effective Time"). At the Effective Time, the Surviving Corporation shall file with the officials of the State of Texas all necessary documentation required under the TBCA to effectuate the Merger.

     1.3 Closing. The closing of the Merger (the "Closing") will take place at the offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019-4315, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the next business day following satisfaction of the condition set forth in Section 5.1(a), provided that the other closing conditions set forth in Article 5 have been satisfied or, if permissible, waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the "Closing Date"). At the Closing there shall be delivered to MSGI, Merger-Sub, and Grizzard the certificates and other documents and instruments required to be delivered under Article 5.

     1.4 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Certificate of Incorporation of Merger-Sub as in effect immediately prior to the Effective Time shall be amended to change the name of Merger-Sub to "Grizzard Communications Group, Inc.," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of Merger-Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation, and such Bylaws.

     1.5 Directors and Officers of the Surviving Corporation. The directors of Merger-Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and such directors shall appoint the officers of Grizzard as set forth on Schedule 1.5 to be the officers of the Surviving Corporation. The directors and officers of the Surviving Corporation shall serve until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     1.6 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL and the TBCA.

                     2. STATUS AND CONVERSION OF SECURITIES

     2.1 Stock of Grizzard.

       (a) Grizzard Common Stock. Subject to the provisions of Section 2.1(b) hereof, each share of Grizzard Common Stock issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive (i) an amount in cash equal to the Per Share Cash Payment, without any interest thereon, (ii) the Per Share Stock Consideration and (iii) the right to receive, not later than five (5) business days following any Distribution Date, the Per Share Deferred Payment payable on such Distribution Date, payable to the holder thereof, upon surrender of the certificate representing such share of Grizzard Common Stock, except that shares of Grizzard Common Stock held in Gizzard's treasury at the Effective Time shall be cancelled without payment of any consideration thereof.

       (b) Payment of Deferred Amount. (i)On or prior to the Closing Date, MSGI, Merger-Sub and the Stockholders' Representative will execute and deliver the Holdback Agreement substantially in the form of Exhibit A hereto. MSGI shall pay the Per Share Deferred Payments to the Grizzard Stockholders at the times and subject to the terms and conditions of the Holdback Agreement. At the Closing, MSGI will deliver to the Stockholders' Representative a standby letter of credit substantially in the form of Appendix I to the Holdback Agreement (the "Standby Letter of Credit") issued by a nationally recognized financial institution acceptable to the Stockholders' Representative in an amount equal to $5,000,000 (the "Initial Deferred Amount") plus interest thereon at the Interest Rate, for a three (3) year period commencing on the Closing Date, which Standby Letter of Credit will secure the obligation of MSGI to make payments to the Grizzard Stockholders as provided in the Holdback Agreement.

      (c) Exchange of Grizzard Common Stock.

        (i) MSGI shall authorize one or more persons to act as an exchange agent hereunder (the "Exchange Agent") pursuant to an agreement (the "Exchange Agreement") satisfactory to MSGI and Grizzard. Promptly after the Closing, MSGI shall deposit or cause to be deposited with the Exchange Agent the amount of (A) certificates representing the shares of MSGI Common Stock payable to the holders of Grizzard Common Stock pursuant to Section 2.1(a) hereof based on the number of shares of Grizzard Common Stock converted into the Share Consideration, (B) cash as payment of the Closing Cash Payment and for fractional shares of Grizzard Common Stock pursuant to Section 2.1(c)(vii) hereof, (C) cash in the amount of the Expense Amount, and (D) cash in the amount of the Earn-Out Amount. The Exchange Agent may in its sole discretion invest portions of the cash deposited with it, provided that such investments shall be in obligations of or guaranteed by the United States of America or in certificates of deposit, or in money market funds that are invested substantially in any such investments. Any net profit resulting from, or interest or income produced by, such investments shall be payable to MSGI.

     (ii) As soon as practicable after the Effective Time, the Exchange Agent shall (A) pay the Expense Amount and the Earn-Out Amount to the Stockholders' Representative to be held and/or disbursed by him as provided in the Stockholders' Representative Agreement, and (B) mail, to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Grizzard Common Stock (the "Grizzard Certificates"), a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Grizzard Certificate(s) shall pass, only upon delivery of the Grizzard Certificate(s) to the Exchange Agent) and instructions for such holder's use in effecting the surrender of the Grizzard Certificates in exchange for certificates representing shares of MSGI Common Stock ("MSGI Certificates").

     (iii) As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Grizzard Common Stock, upon surrender to the Exchange Agent of one or more Grizzard Certificates for cancellation, together with a duly-executed letter of transmittal, if applicable, pursuant to
Section 2.1(c)(ii), (A) a check in the amount of the Per Share Cash Payment payable with respect to each share represented by the Grizzard Certificate(s) so surrendered as provided in Section 2.1(a) and (B) one or more MSGI Certificates representing the number of whole shares of MSGI Common Stock into which the shares represented by the Grizzard Certificate(s) so surrendered shall have been converted pursuant to Sections 2.1(a), and the Grizzard Certificate(s) so surrendered shall be cancelled. Except for interest included in any Per Share Deferred Payment or Per Share Reserve Payment payable to a holder of Grizzard Common Stock hereunder, the holder of any such surrendered Grizzard Certificate(s) shall not be entitled to receive interest on any of the funds received in the Merger. In the event of a transfer of ownership of Grizzard Common Stock that is not registered in the transfer records of Grizzard, it shall be a condition to the payment of cash and/or issuance of the MSGI Certificate(s) pursuant to the above-described Sections that the Grizzard Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (x) pay to the Exchange Agent any transfer or other taxes required, or (y) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (iv) No dividends or other distributions that are declared with respect to MSGI Common Stock payable to holders of record thereof after the Effective Time shall be paid to the stockholders entitled to receive MSGI Certificates until such stockholders surrender their Grizzard Certificates. Upon such surrender, there shall be paid to the stockholder in whose name the MSGI Certificates shall be issued any dividends that shall have a record date subsequent to the Effective Time which shall have become payable with respect to such MSGI Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender, there shall also be paid to the stockholder in whose name the MSGI Certificates shall be issued any dividend on such MSGI Common Stock that shall have a record date subsequent to the Effective Time and a payment date after such surrender, and such payment shall be made on such payment date. In no event shall the stockholders entitled to receive such dividends be entitled to receive interest on such dividends. All dividends or other distributions declared after the Effective Time with respect to MSGI Common Stock and payable to the holders of record thereof after the Effective Time that are payable to the holders of Grizzard Certificates not theretofore surrendered and exchanged for MSGI certificates pursuant to this Section 2.1(c)(iv) shall be paid or delivered by MSGI to the Exchange Agent, in trust, for the benefit of such holders. All such dividends or other distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Grizzard Certificates and unclaimed at the end of one year from the Effective Time shall be repaid or redelivered by the Exchange Agent to MSGI, after which time any holder of Grizzard Certificates who has not theretofore surrendered such Grizzard Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to MSGI for payment or delivery of such dividends or distributions, as the case may be. Any MSGI Common Stock delivered or made available to the Exchange Agent pursuant to this Section 2.1(c) hereof and not exchanged for Grizzard Certificates within one year after the Effective Time pursuant to this Section 2.1(c) shall be returned by the Exchange Agent to MSGI which shall thereafter act as Exchange Agent subject to the rights of holders of unsurrendered Grizzard Certificates under this Article 2. Notwithstanding the foregoing, neither MSGI, Merger-Sub, the Exchange Agent nor any other party hereto shall be liable to a holder of Grizzard Common Stock for any MSGI Common Stock, or dividends or distributions thereon, delivered to a public official pursuant to applicable escheat laws.

     (v) All cash paid and shares of MSGI Common Stock issued upon the surrender for exchange of Grizzard Common Stock in accordance with the terms hereof (including any cash paid for fractional shares pursuant to Section 2.1(c)(vii)) shall be deemed to have been paid or issued, as applicable, in full satisfaction of all rights pertaining to such shares of Grizzard Common Stock.

     (vi) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of Grizzard of the shares of Grizzard Common Stock that were outstanding immediately prior to the Effective Time. As of the Effective Time, the holders of Grizzard Certificates shall cease to have any rights as stockholders of Grizzard, except such rights, if any, as they may have pursuant to this Agreement and any applicable laws. Except as provided above, until such Grizzard Certificates are surrendered for exchange, each such Grizzard Certificate shall, after the Effective Time, represent for all purposes only the right to receive the Per Share Cash Payment, the Per Share Stock Consideration, the right to receive the Per Share Deferred Payment, if any, the right to receive the Per Share Reserve Payment, and the right to receive the cash value of any fraction of a share of MSGI Common Stock as provided in
Section 2.1(c)(vii) hereof.

     (vii) No fractional share of MSGI Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued upon the surrender for exchange of Grizzard Certificates, no dividend or distribution of MSGI shall relate to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of MSGI. All fractional shares of MSGI Common Stock to which a holder of Grizzard Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated. If a fractional share results from such aggregation, then (in lieu of such fractional share) the Exchange Agent shall pay to each holder of shares of Grizzard Common Stock an amount of cash (without interest) determined by multiplying (x) the Average Closing Price by (y) the fractional share of MSGI Common Stock to which such holder would otherwise be entitled. MSGI will make available to the Exchange Agent, without regard to any other cash being provided to the Exchange Agent, any cash necessary for this purpose.

     (viii) In the event any Grizzard Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Grizzard Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of MSGI Common Stock and/or cash as may be required pursuant to this Article 2; provided, however, that MSGI may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Grizzard Certificate to deliver a bond in such sum as it may direct as an indemnity against any claim that may be made against MSGI or the Exchange Agent with respect to the Grizzard Certificate alleged to have been lost, stolen or destroyed.

     (d) Dissenter's Rights. If any holder of Grizzard Common Stock dissents from the consummation of this Agreement in accordance with the TBCA, and if such holder has complied with the requirements of Sections 5.11, 5.12 and 5.13 of the TBCA (a "Grizzard Dissenting Stockholder"), then, notwithstanding anything contained in this Agreement to the contrary, each share of Grizzard Common Stock held by a Grizzard Dissenting Stockholder shall not be converted into or represent the right to receive such holder's pro rata share of the Merger Consideration pursuant to Section 2.1, but such Grizzard Dissenting Stockholder shall be entitled to the rights specified in the TBCA; provided, however, if a Grizzard Dissenting Stockholder withdraws his, her or its dissent (or if a person ceases to be a Grizzard Dissenting Stockholder because such person fails to comply with the requirements of Article 5.13 of the TBCA), then the Grizzard Common Stock held by such person shall be deemed to be converted, as of the Effective Time, into the Merger Consideration as set forth in Section 2.1, without any interest thereon.

     (e) Withholding. MSGI shall deduct and withhold from the cash consideration otherwise payable pursuant to this Agreement to any holder of shares of Grizzard Common Stock, such amounts as MSGI is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of the Grizzard Common Stock in respect of which such deduction and withholding was made.

     (f) Payment of Stockholders' Indebtedness. Grizzard shall use its best efforts to cause each of the Grizzard Stockholders who are listed on Schedule 2.1(f) hereto who are indebted to Grizzard or whose indebtedness to others is guaranteed by Grizzard to authorize MSGI to cause to be withheld from any cash consideration otherwise payable to such stockholder hereunder the principal amount of any and all accrued but unpaid interest on such indebtedness. All amounts so withheld shall be promptly remitted to Grizzard or to the person or entity to which such indebtedness is owed. Upon such remittance, the indebtedness of any such Grizzard Stockholder shown on Schedule 2.1(f) as being indebted to Grizzard shall be deemed paid and satisfied in full.

     2.2 Securities Act Compliance. Grizzard and MSGI agree that each will use its best efforts so that the Merger and other transactions contemplated hereby shall be consummated without violating the securities laws of the United States or of any state or other jurisdiction. Grizzard has set forth in Schedule 2.2 all individuals who are affiliates of Grizzard for purposes of the Securities Act.

     2.3 Capital Stock of Merger-Sub. At the Effective Time, each share of Merger-Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, remain one share of Merger-Sub Common Stock.


                        3. REPRESENTATIONS AND WARRANTIES

     3.1 Certain Representations and Warranties of Grizzard. Grizzard represents and warrants to MSGI and Merger-Sub as follows:

     (a) Organization. Each of Grizzard and Grizzard's Subsidiaries is duly organized and existing in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its respective properties and to carry on its respective business as now being conducted. Except as set forth in Schedule 3.1(a), each of Grizzard and Grizzard's Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect with respect to Grizzard. Complete and correct copies of the Organizational Documents of Grizzard and each of its Subsidiaries, with all amendments thereto to the date hereof, have been delivered or made available to MSGI.

     (b) Stock Ownership. Schedule 3.1(b) lists (i) each Subsidiary of Grizzard and its jurisdiction of incorporation or organization; (ii) the authorized number of shares of each class or series of capital stock or other equity interests of such Subsidiary; (iii) the number of issued and outstanding shares of each such class or series or other equity interest; and (iv) the names of the record owners of the capital stock of, or equity interest in, each Subsidiary and the number of shares of such capital stock or the percentage of such equity interest owned by them. Except as set forth in Schedule 3.1(b), Grizzard is the beneficial and record owner of all of the issued and outstanding capital stock of, or equity interests in, Grizzard's Subsidiaries, free and clear of all Liens and preemptive rights, other than Permitted Liens and Liens imposed by Federal and state securities laws. Except as set forth on Schedule 3.1(b), Grizzard does not own, directly or indirectly, any shares of capital stock or other equity interest in any Person, foreign or domestic.

     (c) Capitalization. The authorized Grizzard capital stock consists solely of 1,000,000 shares of Grizzard Common Stock of which 135,355.96 shares are as of the date hereof, and will be on the Closing Date, issued and outstanding. Except as set forth on Schedule 3.1(c), there are no outstanding or authorized options, warrants, calls, subscriptions, rights, agreements or other commitments of any character (contingent or otherwise) obligating Grizzard or Grizzard's Subsidiaries to issue, sell, purchase, return or redeem any shares of capital stock of (or equity interest in), or securities convertible into or exchangeable for, any shares of capital stock of (or equity interest in) Grizzard or its Subsidiaries. Upon the consummation of the Merger, any such outstanding or authorized options, warrants, calls, subscriptions, rights, agreements or other commitments set forth on Schedule 3.1(c) will be cancelled (without any consideration therefor) and none will be authorized or outstanding. Except as disclosed on Schedule 3.1(c) hereto, there are no stockholder agreements, voting trusts or other agreements or understandings to which Grizzard or any Subsidiary thereof is a party or to which any of them is bound relating to the voting or registration of any shares of Grizzard Common Stock or capital stock of or equity interests in Grizzard's Subsidiaries. All issued and outstanding shares of Grizzard Common Stock and capital stock of or other equity interests in Grizzard's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable.

     (d) Authorization and Enforceability. This Agreement has been duly authorized by the Board of Directors of Grizzard, has been duly executed and delivered by Grizzard, and (assuming this Agreement constitutes a valid and binding obligation of each of MSGI and Merger-Sub), constitutes a legal, valid and binding obligation of Grizzard, enforceable against Grizzard in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity). Except for the aforesaid authorizations and approvals, no other authorizations or approvals are required of any boards of directors or holders of the capital stock of Grizzard or its Subsidiaries with respect to this Agreement or the transactions contemplated hereby.

     (e) Authority, Approvals and Consents. Neither Grizzard nor any of its Subsidiaries is in violation of its Organizational Documents, except as would not have a Material Adverse Effect with respect to Grizzard. Except as set forth on Schedule 3.1(e), neither the execution, delivery or performance by Grizzard of this Agreement or any Ancillary Agreement, nor the consummation by Grizzard of the transactions contemplated hereby and thereby, does or will constitute, result in or give rise to (i) a breach or default under any provision of the Organizational Documents of Grizzard or its Subsidiaries, (ii) a breach, violation or default under (a) any statute, law, judgment, decree, decision, ruling, injunction or order of any Governmental Authority applicable to Grizzard or its Subsidiaries or (b) any other Legal Requirement not referred to in the foregoing clause (a) applicable to Grizzard or its Subsidiaries, (iii) the imposition of any Lien upon any assets of Grizzard or its Subsidiaries or (iv) a breach or default under or the occurrence of any event which, with due notice or lapse of time or both, would constitute a default under (or the acceleration of the time for performance of any obligation under or the termination, cancellation or non-renewal of) any Contracts of Grizzard or its Subsidiaries (or binding on their assets, businesses or properties), except with respect to clauses (ii)(b), (iii) and (iv) as would not have a Material Adverse Effect with respect to Grizzard. Except as set forth in Schedule 3.1(e) and except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and any filings with the Secretary of State of the State of Texas, and filings in respect of the HSR Act, no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or any Person party to any Contracts of Grizzard or its Subsidiaries (or binding on their assets, business or properties) is required to be obtained or made by or on behalf of any of Grizzard or its Subsidiaries in connection with the execution, delivery or performance of this Agreement and the consummation of the Closing hereunder in accordance with the terms and conditions thereof, except those where failure to obtain such approval, consent, waiver, authorization or other order, or to make such declaration, filing, registration, qualification or recording, would not have a Material Adverse Effect with respect to Grizzard.

     (f)  Financial  Statements.

          (i) Financial Information. MSGI has been furnished with each of the following:

               (A) The consolidated audited balance sheet of Grizzard and its Subsidiaries at December 31, 1997 and 1998 and the related statements of earnings and stockholders equity and cash flows for the fiscal years then ended, accompanied by the notes thereto and the report thereon of Deloitte & Touche LLP (collectively, the "Audited Financials").

               (B) The unaudited consolidated balance sheet of Grizzard and its Subsidiaries at March 31, 1999 and related unaudited consolidated statements of earnings and cash flows for the nine-month period then ended (the "Interim Financials" and, together with the Audited Financials, the "Grizzard Financial Statements").

     (ii) Character of Financial Information. The Grizzard Financial Statements were prepared, and the 1999 Audited Financials, when delivered to MSGI, will be prepared, in each case, in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods specified therein, except as disclosed in the Grizzard Financial Statements or the 1999 Audited Financials, as applicable, and present and will present fairly, in all material respects, the consolidated financial position and consolidated results of operations of Grizzard and its Subsidiaries, respectively, as of the dates and for the periods specified therein in conformity with Generally Accepted Accounting Principles, subject in the case of the Interim Financials to an absence of footnotes required by Generally Accepted Accounting Principles and to normal year-end adjustments.

     (g) Absence of Certain Changes or Events

          (i) Except as disclosed in Schedule 3.1(g) or as contemplated by this Agreement, since December 31, 1998, Grizzard and its Subsidiaries have conducted their respective businesses in the Ordinary Course of Business and there has not been any condition, event or occurrence that, individually or in the aggregate, has had or would have a Material Adverse Effect with respect to Grizzard (without regard, however, to changes in conditions generally applicable to the industries in which Grizzard and its Subsidiaries are involved or general economic conditions).

          (ii) Without limiting the generality of paragraph (i) of this Section 3.1(g), except as disclosed in Schedule 3.1(g) or as contemplated by this Agreement, since December 31, 1998 through the date hereof, neither Grizzard nor any of its Subsidiaries has:

               (A) acquired or agreed to acquire, develop, lease, operate or manage, by merging or consolidating with, or by purchasing a material portion of the assets of any business or any corporation, partnership, joint venture, association or other business organization or division thereof (each, a "Business"), or by any other manner (x) any Business or (y) any assets that are material to Grizzard or its Subsidiaries;

               (B) declared, set aside, or paid any dividends or made any distributions on Grizzard Common Stock;

               (C) except as disclosed in the Grizzard Financial Statements, changed any of its tax or accounting policies (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

               (D) made any capital expenditure in excess of $100,000;

               (E) amended or entered in any new employment agreement; or

               (F) resolved, agreed or otherwise committed to do any of the foregoing.

     (h) Absence of Litigation. Except as set forth on Schedule 3.1(h) or as would not have, individually or in the aggregate, a Material Adverse Effect with respect to Grizzard, as of the date hereof, there is no Action pending or, to the knowledge of Grizzard, threatened against Grizzard or any of its Subsidiaries or any portion of their properties or assets, and there is no Action pending or, to the knowledge of Grizzard, threatened against Grizzard or any of its Subsidiaries which could reasonably be expected to interfere with the consummation of this Agreement or any of the transactions contemplated hereby.

          (i) Compliance. Except as set forth on Schedule 3.1(i), each of Grizzard, its Subsidiaries and the properties identified in Schedules
     3.1(n)(i) and 3.1(n)(ii) hereto is in compliance with all Legal Requirements, including, without limitation, those relating to zoning (excluding those relating to Environmental, Health, or Safety Requirements which are covered by Section 3.1(l) hereof), except for such failures to comply or to be in compliance as have not had, and would not have, individually or in the aggregate, a Material Adverse Effect with respect to Grizzard. Except as set forth on Schedule 3.1(i), none of Grizzard or any of its Subsidiaries has received any written notice asserting any non-compliance with any such Legal Requirements, except for such failures to comply as have not had, and would not have, a Material Adverse Effect with respect to Grizzard.

    (j) Taxes.

     (i) Except as set forth on Schedule 3.1(j), (A) all federal, state, local and foreign income tax returns and reports and any other tax return or report for which there is a liability for the payment of Taxes in excess of ten thousand ($10,000) dollars (collectively, "Grizzard Tax Returns") required to be filed by or on behalf of Grizzard and its Subsidiaries (and any combined, consolidated, unitary or affiliated group of which Grizzard and its Subsidiaries are or have been members prior to the Closing Date) for Taxes have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Grizzard Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings); (B) all such Grizzard Tax Returns are true, correct and complete in all material respects; and (C) all amounts shown as due on such Grizzard Tax Returns and any other required payment of any other Tax liability in excess of ten thousand ($10,000) dollars due from Grizzard or its Subsidiaries (and any combined, consolidated, unitary or affiliated group of which Grizzard and its Subsidiaries are or have been members prior to the Closing Date) have been timely paid or accrued for on the 1999 Audited Financials. Except as set forth on Schedule 3.1(j), Grizzard and its Subsidiaries shall prepare and timely file, in a manner consistent with prior years except as required by a change in applicable laws and regulations, all Grizzard Tax Returns required to be filed on or before the Effective Time (after giving effect to any valid extensions of time in which to make such filings). Prior to any filing, MSGI shall be provided with copies of such returns for review.

          (ii) Each of Grizzard and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the withholding or payment of Taxes.

          (iii) MSGI has received copies of (A) all federal, state, local and foreign income or franchise Grizzard Tax Returns relating to the tax periods ended in 1996, 1997 and 1998 and (B) any audit report issued within the last three years (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to Grizzard and its Subsidiaries, their respective income, assets or operations. The income and franchise Grizzard Tax Returns filed by or on behalf of Grizzard and its Subsidiaries for the taxable years ended in 1996, 1997 and 1998 set forth on Schedule 3.1(j) have been examined by the relevant taxing authority or the statute of limitations with respect to such Grizzard Tax Returns has expired.

          (iv) Except as set forth on Schedule 3.1(j), no written claim has been made by a taxing authority in a jurisdiction where Grizzard or its Subsidiaries does not file Grizzard Tax Returns such that it is or may be subject to taxation by that jurisdiction.

          (v) Except as set forth on Schedule 3.1(j), all deficiencies asserted or assessments made as a result of any examinations by the IRS or other taxing authority of Grizzard Tax Returns of or covering or including Grizzard and its Subsidiaries have been fully paid, and to the knowledge of Grizzard there are no other audits or investigations by any taxing authority in progress, nor has Grizzard or any of its Subsidiaries received any written notice from any taxing authority that it intends to conduct such an audit or investigation.

          (vi) Except as set forth on Schedule 3.1(j), neither Grizzard nor its Subsidiaries has received any private letter ruling of the IRS or comparable rulings of other taxing authorities.

          (vii) Except as set forth on Schedule 3.1(j), none of Grizzard, any of its Subsidiaries or any other Person on behalf of Grizzard or its Subsidiaries has (A) agreed to or is required to make any adjustments that in the aggregate are likely to have a Material Adverse Effect with respect to Grizzard pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Grizzard or its Subsidiaries or has any application pending with any taxing authority requesting permission for any change in accounting methods that relate to the business or operations of Grizzard or its Subsidiaries, and Grizzard has no knowledge that the IRS has proposed any such adjustment or change in accounting method, (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local, or foreign law with respect to Grizzard or its Subsidiaries, (C) extended the time within which to file any Grizzard Tax Return, which Grizzard Tax Return has since not been filed, or the assessment or collection of Taxes, which Taxes have not since been paid or (D) authorized any power of attorney with respect to any tax matter currently in force.

          (viii) No property owned by Grizzard or its Subsidiaries (A) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (B) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (C) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

          (ix) Neither Grizzard nor any of its Subsidiaries is a party to any tax sharing or similar contract or arrangement currently in effect (whether or not written) with any Person other than Grizzard and its Subsidiaries.

          (x) Except as set forth on Schedule 3.1(j), since July 1, 1996 neither Grizzard nor any of its Subsidiaries has been a member of any consolidated, combined, unitary or affiliated group of corporations for any tax purposes other than the group of which Grizzard or a present or former Subsidiary of Grizzard is or was the common parent corporation.

          (xi) Neither Grizzard nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed that Section 341(f)(2) of the Code shall apply to the disposition of any assets.

          (xii) Grizzard and its Subsidiaries have not made any payment, nor are they obligated to make any payment, nor are they party to any agreement that under certain circumstances could obligate them to make any payment, that will not be deductible under Section 280G of the Code. Grizzard and its Subsidiaries have no liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract, or otherwise.

          (xiii) Grizzard and its Subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

       (k)  Employee Benefit Plans.

                  (i) Schedule 3.1(k)(i) contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), and each stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of Grizzard has, by virtue of such employee or former employee's employment with Grizzard, any present or future right to benefits or under which Grizzard has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Grizzard Plans."

                  (ii) The documents relating to the Grizzard Plans provided to MSGI are accurate copies thereof, and Grizzard will, to the extent not delivered or made available prior to the date hereof with respect to each Grizzard Plan, deliver or make available to MSGI promptly following the date hereof a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter;
(C) any summary plan description and other written communications (or a description of any material oral communications) by Grizzard to its employees concerning the extent of the benefits provided under a Grizzard Plan; and (D) for the most recent year (1) the Form 5500 and attached schedules, (2) audited financial statements, (3) actuarial valuation reports and (4) attorney's response to an auditor's request for information.

                  (iii) Except as disclosed on Schedule 3.1(k)(iii), (A) each Grizzard Plan has been established and administered in all material respects in accordance with its terms, and with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Grizzard Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and, to the knowledge of Grizzard, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) for each Grizzard Plan that is a "welfare plan" within the meaning of ERISA Section 3(1), Grizzard does not have nor will have any liability or obligation under any plan which provides medical or death benefits with respect to current or former employees of Grizzard beyond their termination of employment (other than coverage mandated by law); (D) to the knowledge of Grizzard, no event has occurred and no condition exists that would subject Grizzard, either directly or by reason of its affiliation with any Commonly Controlled Entity (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b),
(c), (m) or (o)), to any material tax, fine, lien, penalty or other material liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (E) for each Grizzard Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; and (F) no "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section
4975) for which Grizzard has any liability has occurred with respect to any Grizzard Plan.

                  (iv)  No Grizzard Plan is subject to Title IV of ERISA.

                  (v) No Grizzard Plan is a multiemployer plan within the meaning of ERISA Section 4001(a)(3). Grizzard has not contributed or had any obligation to contribute in the preceding five (5) years to such a multiemployer plan.
                  (vi) With respect to any Grizzard Plan, (A) no material actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and (B) to the knowledge of Grizzard, no facts or circumstances exist that could give rise to any such actions, suits or claims.
                  (vii) Except as disclosed on Schedule 3.1(k)(vii), the consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee or director of Grizzard to severance pay, unemployment compensation or any similar payment or (B) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee of Grizzard.

                  (viii) Grizzard has not taken any action, other than in the Ordinary Course of Business, that has or would result in a material increase in benefits under any Grizzard Plan after December 31, 1998.

            (l) Environmental Matters. Except as set forth in Schedule 3.1(l) or except with respect to events, conditions or circumstances that, individually or in the aggregate, would not have a Material Adverse Effect with respect to
Grizzard: (i) Grizzard and its Subsidiaries have obtained and are in compliance with all Permits issuable and issued pursuant to any Environmental, Health or Safety Requirements; (ii) as of the date hereof, there are no administrative, civil or criminal actions, suits, demands, notices, investigations, writs, injunctions, decrees, orders or judgments outstanding or, to the knowledge of Grizzard, threatened against Grizzard or its Subsidiaries based upon or arising out of any Environmental, Health or Safety Requirements; (iii) neither Grizzard nor its Subsidiaries has caused or has received notice and have no knowledge of any Release or threatened Release in a quantity requiring reporting or remediation under any Environmental, Health or Safety Requirements of any Hazardous Materials on or from the assets owned or operated by Grizzard or its Subsidiaries; (iv) Grizzard and its Subsidiaries do not have any current liability in connection with any Release of Hazardous Materials into the indoor or outdoor environment, whether on-site or off-site; (v) none of the operations of Grizzard or its Subsidiaries involves the treatment, storage for longer than 90 days, or disposal of hazardous waste on any property owned, leased or operated by Grizzard or any subsidiary, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and (vi) Grizzard and its Subsidiaries have provided all Phase I environmental assessments, and all reports of investigations conducted as a result of any recommendation in any such assessments that have been performed within the past three years with respect to the currently or previously owned, leased or operated properties of Grizzard and its Subsidiaries.

            (m) Intangible Property. Schedule 3.1(m) hereto identifies all the Intangible Property (other than commonly available computer software programs subject to "shrink wrap" license agreements) owned or licensed, or which will be owned or licensed, by Grizzard or its Subsidiaries as of the Closing which is material to, and currently used to conduct, the business of Grizzard and its Subsidiaries, as well as copies of all contracts or agreements pursuant to which Grizzard or any of its Subsidiaries have or enjoy any license or right to use any such Intangible Property. Grizzard or its Subsidiaries own (free and clear of any Liens, except Permitted Liens) or possess all necessary or appropriate licenses or other valid rights to use all Intangible Property material to and currently used to conduct the business of Grizzard and its Subsidiaries. Except as disclosed on Schedule 3.1(m): (i) no Action is pending, or to the knowledge of Grizzard threatened, against Grizzard or any of its Subsidiaries claiming that Grizzard or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intangible Property material to and currently used in the business of Grizzard and its Subsidiaries and (ii) to the knowledge of Grizzard, no person is infringing the rights of Grizzard or any of its Subsidiaries with respect to any such Intangible Property; provided, that no representation or warranty is made in the foregoing clauses (i) and (ii) with respect to matters that would not have a Material Adverse Effect with respect to Grizzard. All of the permits, grants or licenses or other rights relating to the Intangible Property are valid and binding upon Grizzard and its Subsidiaries and, to the knowledge of Grizzard, the other parties thereto, in accordance with their respective terms, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Grizzard.

            (n)   Real Property.
                  (i) Schedule 3.1(n)(i) hereto identifies all the real property owned, or which will be owned, by Grizzard or its Subsidiaries as of the Closing, as well as all contracts, agreements or options to acquire other real property, or to sell or lease owned property, in each case, binding on Grizzard or any of its Subsidiaries. Except as disclosed in Schedule 3.1(n)(i), Grizzard and its Subsidiaries have good, valid and insurable title to all such real property and all improvements located thereon free and clear of all Liens, except Permitted Liens.

                  (ii) Schedule 3.1(n)(ii) hereto identifies the real property ("Leased Real Property") leased, subleased, occupied or used by Grizzard or any of its Subsidiaries pursuant to a Lease or other agreement (each such Lease or other similar agreement being hereinafter referred to as a "Grizzard Lease") and Grizzard or its Subsidiaries owns or leases the improvements located on such Leased Real Property. Neither Grizzard nor any of its Subsidiaries has received any written notification that it is in default with respect to any Grizzard Leases pursuant to which it occupies or uses any Leased Real Property and/or such improvements nor, to the knowledge of Grizzard, are there any disputes between any Person and Grizzard or any of its Subsidiaries with respect to Grizzard Leases, which default or dispute would materially adversely affect the right of Grizzard or its Subsidiaries to remain in possession of the property in question or otherwise adversely affect in any material respect the ability to use such property for its current use. Except as set forth in Schedule 3.1(n)(ii), Grizzard and its Subsidiaries have performed all obligations required to be performed by them to date under, and are not in default in respect of, any Grizzard Lease, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for such obligations, the non-performance of which, and such defaults, the existence of which, in each case, would not result in a termination or cancellation of any Lease (or other such agreement) or which would not otherwise, individually or in the aggregate, have a Material Adverse Effect with respect to Grizzard. To the knowledge of Grizzard, no other party to any Grizzard Lease or such other agreement is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect with respect to Grizzard. Except as disclosed in
Schedule 3.1(n)(ii), either Grizzard or a Subsidiary of Grizzard has a valid leasehold interest in each Leased Real Property subject to a Grizzard Lease, which leasehold interest is free and clear of all Liens, except Permitted Liens.

            (o)   Tangible Personal Property.
                  (i) The Tangible Personal Property owned, leased or used by Grizzard or any of its Subsidiaries is in the aggregate sufficient and adequate to carry on their respective businesses as presently conducted and is, in the aggregate, in good operating condition and repair, normal "wear and tear" excepted.

                  (ii) Except as set forth on Schedule 3.1(o)(ii) or property and assets sold or disposed of in the Ordinary Course of Business of Grizzard, each of Grizzard and its Subsidiaries have good and valid title to all Tangible Personal Property shown on the Interim Financials as being owned by any of them (and, as of the Closing, will have good and valid title with respect to such property as shown on the 1999 Audited Financials), in each case free and clear of all Liens, except for (i) Permitted Liens and (ii) Liens arising in the Ordinary Course of Business of Grizzard after the date hereof, which would otherwise fall within the definition of Permitted Liens if such definition did not require adequate reserves on the financial statements of Grizzard or any of its Subsidiaries with respect to such Liens.

            (p) Contracts. Schedule 3.1(p) contains a list of the following Contracts to which Grizzard or any of its Subsidiaries is a party or by which any of their assets, business or properties are bound: (i) employment, consulting, severance or "golden parachute" agreements (other than employment or consulting agreements that constitute Excluded Contracts); (ii) Contracts granting a right of first refusal or first offer or negotiation with respect to any properties or rights (in each case with a value in excess of fifty thousand ($50,000) dollars) of Grizzard or any of its Subsidiaries; (iii) partnership or joint venture agreements; (iv) Contracts for the acquisition, sale or lease of material properties or assets of any Subsidiaries (by merger, purchase or sale of assets, stock or otherwise and other than Contracts entered into in the Ordinary Course of Business of Grizzard) or under which Grizzard or any of its Subsidiaries has continuing obligations; (v) Contracts with any Governmental Authority; (vi) Contracts which limit or restrain Grizzard or any of its Subsidiaries from engaging or competing in any business; and (vii) Contracts relating to indebtedness for borrowed money and guarantees thereof and capital leases. True and complete copies of all Contracts listed on Schedule 3.1(p) have been delivered or made available to MSGI, as amended to date, and each such Contract is in full force and effect. Except as set forth on Schedules 3.1(p), there is no material default under any Contract listed therein either by Grizzard or any of its affiliates party thereto, and no event has occurred that with notice or lapse of time or both would constitute such a default or, to the knowledge of Grizzard, by any other party thereto. As of the date hereof, no party to any such Contract has given notice to Grizzard, or any Subsidiary of Grizzard, or made a claim against any of them with respect to, any breach or default thereunder.

            (q) Insurance. Schedule 3.1(q) hereto sets forth a list of all policies or binders of fire, liability, workmen's compensation or other insurance held by or on behalf of Grizzard or any of its Subsidiaries (specifying the insurer, the policy number or covering note number with respect to binders). Correct and complete copies of such policies or binders have been delivered or made available to MSGI. None of Grizzard or any of its Subsidiaries
(i) is in default with respect to any material provision contained in any such policy or binder; or (ii) has received a notice of cancellation or non-renewal of any such policy or binder. All of such insurance is in full force and effect and all premiums due and payable thereon have been paid. The last annual premium paid by Grizzard for directors' and officers' liability insurance prior to the date hereof was approximately $13,365.

            (r) Labor Matters. Neither Grizzard nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by Grizzard or any of its Subsidiaries. Except as disclosed on
Schedule 3.1(r) hereto, as of the date hereof, (i) to the knowledge of Grizzard after reasonable inquiry, there is no union or labor organization actively seeking to organize any employees of Grizzard or any of its Subsidiaries and
(ii) there is no strike, picketing or work stoppage by, or any lockout of, Employees of Grizzard or any of its Subsidiaries pending or, to the knowledge of Grizzard, threatened, against or involving Grizzard or any of its Subsidiaries.

            (s) Transactions with Affiliates. Except as set forth on Schedule 3.1(s), none of Grizzard or any of its Subsidiaries is a party to any material Contract with any of their Affiliates or any director or officer for the purchase, sale, lease or other disposition of property or services.

            (t) Conduct of Business. Except as set forth on Schedule 3.1(t) hereto, all of the business and operations of Grizzard are conducted through Grizzard and its Subsidiaries. Any and all direct or indirect ownership interests, of the stockholders of Grizzard or any of their respective
Affiliates, in Grizzard or any of its Subsidiaries shall be directly or indirectly transferred to Grizzard or its Subsidiaries (or to designees of MSGI) upon consummation of the Merger for no additional consideration.

            (u) No Undisclosed Liabilities. Except as set forth in the Grizzard Financial Statements or with respect to claims disclosed on Schedule 3.1(u), as of December 31, 1998, none of Grizzard or any of its Subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by Generally Accepted Accounting Principles to be reflected in, reserved against or otherwise described in the balance sheets (including the notes thereto, as applicable) included therein.

            (v) Questionable Payments. Neither of Grizzard nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person associated with or acting on behalf of Grizzard or any of its Subsidiaries has, directly, or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Grizzard or any of its Subsidiaries; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

              (w) Corporate Records. The minute books (or comparable records) of Grizzard and each of its Subsidiaries heretofore have been made available to MSGI for its inspection and contain true and complete records of all meetings and consents in lieu of meeting of the Board of Directors (or the equivalent thereof) and stockholders (or the equivalent thereof) of Grizzard and each of its Subsidiaries since January 1, 1996.

              (x) Accuracy of Information Regarding Grizzard and its Subsidiaries. None of the information supplied or to be supplied by Grizzard (in writing and designated as such) with respect to Grizzard or any of Grizzard's Subsidiaries for inclusion or incorporation by reference in any filing with the SEC by MSGI in connection with the transactions contemplated by this Agreement will, at the time any such filing becomes effective under applicable securities laws, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Grizzard, any of Grizzard's Subsidiaries or their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, any such filing with the SEC by MSGI in connection with the transactions contemplated by this Agreement, or if any information previously supplied by Grizzard (in writing and designated as such) with respect to Grizzard or any of the Grizzard's Subsidiaries for inclusion or incorporation by reference in any such filing is found by Grizzard to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in either case, Grizzard represents and warrants that it shall upon becoming aware of any such untrue statement or omission promptly so advise MSGI and such event shall be so described in a written notice to MSGI for inclusion in such amendment or supplement (in the case of any untrue statement or material omission as so described, to correct the same).

              (y)  Finders  and  Investment  Bankers.  Except  as  disclosed  on
Schedule 3.1(y), (i) none of Grizzard or any of its officers or directors has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement and
(ii)  Grizzard  has not  incurred  any  liability  for any  investment  banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

              (z) Actions by Grizzard. None of Grizzard nor any Grizzard Subsidiary has taken or agreed to take any action or has knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

              (aa) Year 2000. The Information Technology owned, licensed, utilized and relied upon by Grizzard is Year 2000 Compliant. For purposes hereof, "Year 2000 Compliant" means that, with respect to any Information Technology, including without limitation, any function, process, system or other device or item, regardless of the particular date, year, century or other chronological variable: (i) will accurately process date information (e.g., accept date input, provide date output and perform calculations and comparisons on dates and portions of dates); (ii) will function without interruption due to a change in date, ensuring that any results, data or information processed, generated or transmitted in connection therewith, shall be correct, valid and not adversely affected; and, if applicable (iii) will include date data century recognition, calculations which accommodate same century and multi-century date values and formulae, as well as date data interfaces (to application and operating system software, as applicable) reflecting the correct date, year and century. For purposes hereof, "Information Technology" means any computer hardware, computer software, computer firmware or databases (whether for a specific or general purpose), and other similar or related items of automated, computerized or software system(s).

       3.2 Certain Representations and Warranties of MSGI and Merger-Sub. MSGI and Merger-Sub each represents and warrants to Grizzard as follows:

              (a) Authority Relative to this Agreement. MSGI and Merger-Sub has full power and authority to execute and deliver this Agreement and each other Ancillary Agreement to which it is or, at the Closing, will be a party and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to which MSGI and Merger-Sub is or, at the Closing, will be a party have been duly and validly authorized and approved by the board of directors thereof and no other corporate proceedings on the part of MSGI and Merger-Sub are necessary to authorize the execution and delivery by MSGI and Merger-Sub of this Agreement or the consummation of the transactions contemplated hereby to which it is or, at the Closing, will be a party. This Agreement has been and, at the Closing, the Ancillary Agreements to which MSGI and Merger-Sub is a party will have been duly and validly executed and delivered by MSGI and Merger-Sub and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes or will at the Closing constitute the legal, valid and binding agreement of MSGI and Merger-Sub, enforceable against MSGI and Merger-Sub in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

              (b) No Conflicts; Consents. The execution, delivery and performance by MSGI and Merger-Sub of this Agreement and each Ancillary Agreement to which it is or, at the Closing, will be a party and the consummation of the contemplated transactions to which it is or, at the Closing, will be a party do not and will not (i) violate any provision of the certificate of incorporation or by-laws of MSGI and Merger-Sub; (ii) require MSGI and Merger-Sub to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Authority or any other Person, except for the Registration Statement, the Certificate of Merger and compliance with the HSR Act, violate, conflict with or result in the breach or default under (after the giving of notice or the passage of time); (iii) permit the termination of any material Contract to which MSGI and Merger-Sub is a party or by which MSGI and Merger-Sub or its assets may be bound or subject; or (iv) violate any law or order of any Governmental Authority against, or binding upon, MSGI and Merger-Sub or upon its assets or business.

              (c) Corporate Existence and Power. Each of MSGI, Merger-Sub and each other MSGI Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each of MSGI and Merger Sub is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect with respect to MSGI.

              (d) Finders; Fees. Except as disclosed on Schedule 3.2(d), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of MSGI and Merger-Sub who might be entitled to any fee or commission from MSGI and Merger-Sub upon consummation of the contemplated transactions.

            (e) Actions by MSGI. None of MSGI, Merger-Sub, or any other Affiliate of MSGI has taken or agreed to take any action or has knowledge of any fact or circumstance that is likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (f) Capitalization. The authorized capital stock of Merger-Sub consists of 100 shares of Merger-Sub Common Stock, 50 shares of which are issued and outstanding and are owned by MSGI free and clear of any Lien. The authorized MSGI Common Stock consists solely of 75,000,000 shares of MSGI Common Stock and 150,000 shares of preferred stock, par value $.01 per share ("MSGI Preferred Stock"), of which 21,995,062 shares of MSGI Common Stock are, as of July 1, 1999, issued and outstanding (which number does not include shares held in treasury) and no shares of Preferred Stock are issued and outstanding on the date hereof. As of July 1, 1999 there were options and warrants outstanding to currently purchase 3,391,225 shares of MSGI Common Stock. Except as set forth in the MSGI SEC Reports and in the preceding sentence, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, agreements or other commitments of any character (contingent or otherwise) obligating MSGI or any MSGI Subsidiary to issue, sell, purchase, return or redeem any shares of capital stock of (or equity interest in), or securities convertible into or exchangeable for, any shares of capital stock of (or equity interest in) MSGI or any MSGI Subsidiary. Except as disclosed in the MSGI SEC Reports, there are no stockholder agreements, voting trusts or other agreements or understandings to which MSGI or any MSGI Subsidiary is a party or to which any of them is bound relating to the voting or registration of any shares of MSGI Common Stock or capital stock of or equity interests in any MSGI Subsidiary. All issued and outstanding shares of MSGI Common Stock and capital stock of or other equity interests in any MSGI Subsidiary are and the Share Consideration when issued in accordance with the terms of this Agreement will be, duly authorized, validly issued free of any preemptive rights, fully paid and non-assessable.

            (g)   SEC Filings; Financial Statements.
                  (i) MSGI has timely filed and made available to Grizzard true and correct copies of (a) MSGI's Annual Report on Form 10-KSB, as amended, for the year ended June 30, 1998, (b) MSGI's Proxy Statement relating to its 1998 Annual Meeting of Stockholders and (c) MSGI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (collectively, the "MSGI SEC Reports"). The MSGI SEC Reports (i) at the time filed, complied in all material respects with the requirements of applicable securities laws and other applicable laws and
(ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such MSGI SEC Reports or necessary to make the statements in such MSGI SEC Reports, in light of the circumstances under which they were made, not misleading.

                  (ii) Each of the MSGI financial statements (including, in each case, any related notes) contained in the MSGI SEC Reports, including any MSGI SEC Reports filed after the date of this Agreement until the Effective Time, complied and shall comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or shall be prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited MSGI statements, as permitted by Form 10-Q (or Form 10-QSB) of the SEC), and fairly presented or shall fairly present in all material respects the consolidated financial position of MSGI and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited MSGI financial statements were, are or shall be subject to normal and recurring year-end adjustments which were not, are not or shall not be expected to be material in amount or effect.

            (h) Compliance. Except as set forth on Schedule 3.2(h), each of MSGI and its Subsidiaries hereto is in compliance with all Legal Requirements, including, without limitation, those relating to zoning, except for such failures to comply or to be in compliance as have not had, and would not have, individually or in the aggregate, a Material Adverse Effect with respect to MSGI. Except as set forth on Schedule 3.2(h), none of MSGI or any of its Subsidiaries has received any written notice asserting any non-compliance with any such Legal Requirements, except for such failures to comply as have not had, and would not have, a Material Adverse Effect with respect to MSGI.

            (i) No Undisclosed Liabilities. Except as set forth in the MSGI SEC Reports or with respect to claims disclosed on Schedule 3.2(i), as of March 31, 1999, none of MSGI or any of its Subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by Generally Accepted Accounting Principles to be reflected in, reserved against or otherwise described in the balance sheets (including the notes thereto, as applicable) included therein.

            (j) Absence of Certain Changes or Events. Since March 31, 1999, except as disclosed in Schedule 3.2(j), (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect with respect to MSGI, and (ii) neither MSGI nor any MSGI Subsidiary has taken any action, or failed to take any action, which action or failure would represent or result in a material breach or violation of any of the covenants and agreements of MSGI contained herein.

              (k) Accuracy of Information Regarding MSGI and its Subsidiaries. None of the information supplied or to be supplied by MSGI (in writing and designated as such) with respect to MSGI or any of MSGI's Subsidiaries for inclusion or incorporation by reference in any filing with the SEC by MSGI in connection with the transactions contemplated by this Agreement (including, without limitation, the Registration Statement) will, at the time any such filing becomes effective under applicable securities laws, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to MSGI, any of MSGI's Subsidiaries or their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, any such filing with the SEC by MSGI in connection with the transactions contemplated by this Agreement, or if any information previously supplied by MSGI (in writing and designated as such) with respect to MSGI or any of MSGI's Subsidiaries for inclusion or incorporation by reference in any such filing is found by MSGI to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in either case, MSGI represents and warrants that it shall upon becoming aware of any such untrue statement or omission promptly so advise Grizzard in a written notice.

                    4. CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES.

      4.1 Conduct of Business of Grizzard and its Subsidiaries. From the date hereof until the Effective Time, Grizzard and its Subsidiaries shall conduct their business in the Ordinary Course of Business of Grizzard and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees. Except as otherwise approved in writing by MSGI or as expressly contemplated by this Agreement or the Ancillary Agreements and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

              (a)  Grizzard   shall  not,  and  shall  not  permit  any  of  its
Subsidiaries to, adopt or propose any change in its Organizational Documents;

              (b) Grizzard shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire, develop, lease, operate or manage, by merging or consolidating with, or by purchasing a material portion of the assets of any Business, or by any other manner of acquiring: (i) any Business; or (ii) any assets, other than assets that are not material to Grizzard and its Subsidiaries taken as a whole, except in the Ordinary Course of Business of Grizzard;
              (c) Grizzard shall not, and shall not permit its Subsidiaries to, sell, lease, license, mortgage or otherwise encumber or subject to any Liens or otherwise transfer or dispose of any of its material properties or assets, or other ownership interest in any of its properties, assets or subsidiaries, other than: (i) in the Ordinary Course of Business of Grizzard; (ii) pursuant to any agreements existing as of the date hereof, which agreements are set forth on
Schedule 4.1(c) hereto; and (iii) Permitted Liens;

              (d) Grizzard shall not declare, set aside, or pay any dividends or make any distributions on Grizzard Common Stock;

              (e)  Grizzard   shall  not,  and  shall  not  permit  any  of  its
Subsidiaries to: (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any capital stock of (or equity interest in) Grizzard or any of its Subsidiaries, or any security convertible into or exercisable for either of the foregoing; (ii) split, combine or reclassify any capital stock of Grizzard or any of its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of (or equity interest in) Grizzard or any of its Subsidiaries; or (iii) except as disclosed in Schedule 4.1(e) hereto, repurchase, redeem or otherwise acquire any shares of capital stock of (or equity interest in) Grizzard or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares, equity interest or other securities;

              (f) except as set forth in Schedule 4.1(f), Grizzard shall not, and shall not permit any of its Subsidiaries to, make any commitment or enter into, or amend, modify, or terminate, any Contract of a nature which would be required to be disclosed on Schedule 3.1(p) hereto, except (subject to compliance with the other provisions of this Section 4.1) in the Ordinary Course of Business of Grizzard following reasonable advance notice to MSGI;

              (g) except in the Ordinary Course of Business of Grizzard or as described in Schedule 4.1(g) hereto, Grizzard shall not, and shall not permit any of its Subsidiaries to: (i) incur any indebtedness for borrowed money or guarantee or otherwise become liable or responsible for (whether directly, contingently or otherwise) any such indebtedness or other obligations of another Person; (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to Grizzard or any Subsidiary of Grizzard; (iii) discharge or satisfy any Lien (other than Permitted Liens) or pay any obligation or liability prior to when it is due; or (iv) cancel or compromise any debt of, or claim against, Grizzard or any of its Subsidiaries;

              (h) except as set forth on Schedule 4.1(h) or pursuant to any Contract or Grizzard Plan in effect on the date hereof and set forth on one of the Schedules hereto, Grizzard shall not, and shall not permit any of its Subsidiaries to: (i) increase the compensation payable or to become payable to its officers, directors or key Employees (other than normal and customary increases consistent with past practices for Employees who are not senior executives); (ii) grant or increase any severance or termination pay to officers, directors or key Employees; (iii) enter into, extend or renew any employment, severance or consulting agreement with any current or former director, officer or other Employee of Grizzard, except that Grizzard and its Subsidiaries may, following consultation with MSGI, enter into agreements with any new Employee who is hired to replace a current Employee who has an employment agreement; provided, that the term of any such replacement Employee's agreement may not be more than one year, such replacement Employee's agreement may not contain any severance obligation beyond such term and the other terms of such replacement Employee's agreement are in all material respects no less favorable to Grizzard or such Subsidiary than the terms of the current Employee's agreement; or (iv) establish, adopt, enter into or amend, any collective bargaining, bonus, profit sharing, thrift, compensation stock option, restricted stock, pension, retirement, deferred compensation, employment termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or Employee.

              (i) except as disclosed in the Grizzard  Financial  Statements  or
Schedule 4.1(i) or as may be required as a result of a change in law or in Generally Accepted Accounting Principles, Grizzard shall not, and shall not permit any of its Subsidiaries to, change any of its tax or accounting policies (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

              (j) Grizzard shall not, and shall not permit or cause its Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Grizzard or any of its Subsidiaries (other than the Merger);

              (k) Grizzard shall not, and shall not permit any of its Subsidiaries to, settle any audit relating to Taxes or any material Action which is not covered by insurance without the prior written consent of MSGI (which consent will not be unreasonably withheld or delayed) unless such settlement has been adequately reserved for on the Grizzard Financial Statements;

              (l) Grizzard shall, and shall cause its Subsidiaries to, use best efforts to keep or cause to be kept its insurance policies (or substantial equivalents) in such amounts duly in force until the Effective Time and will give MSGI notice of any material change in its insurance policies; and

              (m) Grizzard shall not, and shall not permit or cause any of its Subsidiaries to, agree or commit to do anything described in the foregoing clauses (a) through (l).

       4.2 Conduct of Business of MSGI and its Subsidiaries. Except as contemplated by this Agreement, from the date hereof to the Effective Time, MSGI shall, and shall cause each of its Subsidiaries to, conduct its business, in the Ordinary Course of Business of MSGI. Except as otherwise approved in writing by Grizzard or as contemplated by Schedule 4.2 hereof or by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, MSGI shall not, and shall not permit its Subsidiaries to, issue, agree to issue, take any material action, including filing of a registration statement or dissemination of a private placement memorandum, relating to issuances of, any capital stock of MSGI or its Subsidiaries, except as contemplated by this Agreement, or pursuant to (a) any MSGI stock option plan,
(b) any other contractual commitments of MSGI or its Subsidiaries in effect as of the date hereof and set forth on Schedule 4.2 hereto or (c) any other equity based arrangement or plan for the benefit of employees of MSGI and its Subsidiaries.

       4.3 Access and Information. Between the date of this Agreement and the Effective Time, each of MSGI and Grizzard shall, and shall cause its respective Subsidiaries to, afford Grizzard or MSGI, as the case may be, and their respective authorized representatives (including its accountants, financial advisors and legal counsel) reasonable access during normal business hours to all of the properties, personnel, contracts and other agreements, books and records of MSGI and its Subsidiaries or Grizzard and its Subsidiaries, as the case may be, and shall promptly deliver or make available to Grizzard or MSGI, as the case may be, all information (including financial information) concerning the business, properties, assets and personnel of MSGI and its Subsidiaries or Grizzard and its Subsidiaries as Grizzard or MSGI, respectively, may from time to time reasonably request. Each of MSGI and Grizzard shall, and shall cause its respective representatives to, hold all evaluation material in confidence and, in the event of the termination of this Agreement for any reason, MSGI or Grizzard, as applicable, promptly shall return or destroy, or cause to be returned or destroyed, all evaluation material.

     4.4 Reasonable Efforts;  Antitrust  Notification;  Additional Actions.
(a)Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using all reasonable efforts to: (i) obtain all consents, amendments to or waivers under the terms of any of Grizzard's or its Subsidiaries' borrowing or other contractual arrangements required by the transactions contemplated by this Agreement; (ii) effect promptly all necessary or appropriate registrations and filings with Governmental Authorities, including, without limitation, filings and submissions pursuant to the Securities Act, the Exchange Act, the DGCL and the TBCA; (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) fulfill or cause the fulfillment of the conditions to the Closing set forth in Article 5.

              (b) To the extent required by the HSR Act, each of the parties will within fourteen (14) business days of the date hereof file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The parties will deliver to each other copies of all filings, correspondence and orders to and from all Governmental Authorities in connection with the transaction contemplated hereby. Without limiting the foregoing, in the event that either the Federal Trade Commission or the Antitrust Division of the United States Department of Justice should issue a request for Additional Information or Documentary Material under 17 C.F.R. ss.803.20 (a "Second Request"), then Grizzard and MSGI each agree to use reasonable best efforts to respond fully to such Second Request as soon as reasonably practical, but in no event longer than twenty (20) days after its receipt and will promptly make any further filings or information submissions and make any employee available for interview or testimony pursuant to the foregoing (both before and after any Second Request) that may be necessary, proper or advisable.

              (c) Upon the terms and subject to the conditions of this Agreement, Grizzard will execute and file the Certificate of Merger with the Secretary of State of the State of Texas and Merger-Sub will execute and file the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

              (d) Each party, upon reasonable request from time to time of any other party hereto after the Closing, and at the expense of a requesting party but without further consideration, shall (i) do each and every act and thing and execute such documents and other papers as may be necessary or reasonably requested to consummate the transactions contemplated hereby and (ii) provide the other party with access to appropriate records in its possession relating to Tax matters of Grizzard and its Subsidiaries.

       4.5 Notification of Certain Matters. Grizzard shall give prompt notice to MSGI and MSGI shall give prompt notice to Grizzard of (i) any representation or warranty made by it contained in this Agreement that is qualified or limited as to materiality or Material Adverse Effect becoming untrue or inaccurate in any respect or any representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect (in each case, to the extent Grizzard, on the one hand, or MSGI, on the other hand, has knowledge of the same) or (ii) the failure by MSGI or Grizzard to comply in any material respect with any covenant or agreement to be complied with by MSGI or Grizzard under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

       4.6 Real Property Transfer Gains Taxes; Registration Fees; HSR Act Fees. MSGI shall pay (i) any liabilities arising under any real property transfer taxes, (ii) the fees payable in connection with filings of the Registration Statement, (iii) the fees payable in connection with filings pursuant to the HSR Act, (iv) the fees and expenses of its counsel, accountants, financial advisors, investment bankers and other advisors in connection with the transactions contemplated hereby, and (v) all other costs, fees or expenses in connection with the consummation of the transactions provided for herein; provided, the Grizzard Stockholders shall pay and be responsible for the fees and expenses of the counsel, financial advisors and investment bankers retained by Grizzard or any Grizzard Stockholder in connection with the transactions contemplated hereby, the portion of the fees of Deloitte & Touche LLP attributable solely to its financial and tax due diligence inquiries of MSGI on behalf of Grizzard and any documentary or stamp taxes on the MSGI shares issued in the Merger (collectively, the "Grizzard Stockholder Expenses").

       4.7 Public Announcements. None of MSGI and Merger-Sub, on the one hand, or Grizzard, on the other hand, shall issue any press release or make any public statements with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of MSGI or Grizzard, as the case may be (which consent will not be unreasonably withheld), except as may be required by law or the rules and regulations of any national securities exchange or which is requested or required by any regulatory body which asserts jurisdiction over such party, in which case such party (or parties) shall be allowed to make such disclosure; provided, that the party (or parties) making such disclosure or whose affiliates or agents or representatives are making such disclosure shall notify the other party (or parties) as promptly as practicable (and, if possible, prior to making such disclosure) and it shall use its reasonable best efforts to limit the scope of such disclosure and seek confidential treatment of the information to be disclosed.

       4.8 Execution of Lockup Agreements. Grizzard shall use its best efforts to cause the individuals and entities set forth in Schedule 4.8 hereto to execute and deliver the Lockup Agreements to MSGI at or prior to the Closing.

       4.9 Execution of Voting Agreement. Grizzard shall use its best efforts to cause the Majority Stockholders to execute and deliver to the other parties thereto the Voting Agreement at or prior to the Closing.

       4.10   Certain Employee Matters.
              (a) From and after the Effective Time, MSGI will, and will cause the Surviving Corporation to, honor in accordance with their terms or enter into new, employment, severance, indemnification or similar agreements disclosed in
Schedule 4.10 hereto between Grizzard and certain Employees of Grizzard and all Grizzard Plans; provided, however, that nothing herein shall preclude MSGI or any of its affiliates from having the right to terminate the employment of any Grizzard Employee, with or without cause, or amend or terminate any Grizzard Plan after the Effective Time of the Merger.

              (b) Immediately following the Effective Time, MSGI and its Subsidiaries will provide benefits to those of its Employees who were employed by Grizzard and its Subsidiaries immediately prior to the Effective Time substantially comparable in the aggregate to those generally provided by MSGI and its affiliates to similarly situated Employees employed by MSGI and its Affiliates; provided, that such Employees shall be credited for service with Grizzard and its Subsidiaries (and their respective predecessors to the extent such service was recognized by Grizzard or any of its Subsidiaries) for all purposes, including eligibility, vesting and benefit levels (other than with respect to benefit accruals under any plans subject to Title IV of ERISA) with respect to all benefits provided by MSGI and its Subsidiaries to such Employees. To the extent permitted under applicable insurance policies and laws, MSGI or its Affiliates shall waive any pre-existing condition exclusions under any group health plan under which the Employees who were employed by Grizzard and its Subsidiaries immediately prior to the Effective Time become covered after the Effective Time.

       4.11 Non-Solicitation. From and after the date hereof through and until this Agreement is terminated pursuant to Article 6 hereof or the Closing, whichever shall apply, neither Grizzard nor its officers, directors, employees, representatives or advisors will, formally or informally, directly or indirectly
(i) initiate, solicit or encourage any inquiry or the submission of any proposals by any third party that constitutes or is reasonably likely to lead to an Acquisition Proposal with respect to Grizzard or (ii) engage in negotiations or discussions with, or furnish any information or data to, any third party relating to an Acquisition Proposal with respect to Grizzard.

       4.12 MSGI's SEC Filings. Grizzard and its Subsidiaries shall use commercially reasonable efforts to cooperate with and assist MSGI and its Subsidiaries in the preparation of any filings with the SEC or other Governmental Authorities or any private offering memoranda in connection with this Agreement and the transactions contemplated hereby, including the preparation of audited financial information and management's discussion and analysis and delivery of consents and comfort letters of auditors of Grizzard or its Subsidiaries in connection therewith.

       4.13 Notice of Litigation, Contract Issues and Labor Matters. Grizzard shall provide MSGI prompt notice of (a) any material Action (and any material change with respect thereto) arising from and after the date hereof up to the Closing, (b) any material change in any material Action existing as of the date hereof, (c) any notice from or claim made by any Person after the date hereof and up to the Closing that Grizzard or any of its Subsidiaries has breached or is in default under any Contract required to be listed on Schedule 3.1(p) hereto which such Person giving such notice or making such claim is a party and (d) any arbitration, strike, picket, work stoppage or lockout arising after the date hereof and up to the Closing which would have been required to be described in
Schedule 3.1(r) if it had existed as of the date hereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

       4.14 Financial Statements. Grizzard shall use best efforts to make available to MSGI the 1999 Audited Financials not later than September 30, 1999.

       4.15 Preparation of Registration Statement. MSGI shall prepare and file with the SEC as soon as reasonably practicable after the date hereof a registration statement on Form S-4 in connection with the issuance of the MSGI Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"). MSGI shall use best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. MSGI shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where MSGI is not now so qualified or subject) required to be taken under applicable state "Blue Sky" or securities laws in connection with the issuance of MSGI Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, MSGI shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. MSGI, Merger-Sub and Grizzard shall cooperate with each other in the preparation of the Registration Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information. Grizzard agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments and requests of the SEC and to cause the Registration Statement to be declared effective by the SEC.

       4.16 NASDAQ Listing. MSGI shall use its best efforts to cause the shares of MSGI Common Stock to be issued in the Merger in accordance with this Agreement to be admitted for trading or authorized for quotation on the NASDAQ SCM and on each national securities exchange on which shares of MSGI Common Stock may at such time be admitted for trading or listed, subject to official notice of issuance, prior to the Effective Time.

      4.17  Confidential Information.
            (a) Prior to the Closing, neither MSGI nor any of its representatives will, directly or indirectly, use, disclose or make available to anyone (other than Grizzard) any confidential information concerning the ownership and/or operation of Grizzard (the "Confidential Information"), except to the extent that such Confidential Information has been made publicly available by Grizzard. The Confidential Information includes, without limitation, the business practices, financial information, customers' and prospective customers' names, suppliers' and prospective suppliers' names, leads and account information, mailing lists, computer programs, advertising campaigns (including, without limitation, displays, drawings, memoranda, designs, styles or devices), employee names, compensation and benefit information.

            (b) Prior to the Closing, neither Grizzard nor any of its representatives will, directly or indirectly, use, disclose or make available to anyone (other than MSGI) any Confidential Information concerning the ownership
and/or  operation  of  MSGI,   except  to  the  extent  that  such  Confidential
Information  has  been  made  publicly   available  by  MSGI.  The  Confidential
Information includes, without limitation, the business practices, financial information, customers' and prospective customers' names, suppliers' and prospective suppliers' names, leads and account information, mailing lists, computer programs, advertising campaigns (including, without limitation, displays, drawings, memoranda, designs, styles or devices), employee names, compensation and benefit information.

            (c) The parties agree that a violation of the foregoing agreements not to disclose, or any provision thereof, will cause irreparable damage to the non-disclosing party, and the non-disclosing party shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or in equity, to an injunction enjoining and restraining the disclosing party from doing or continuing to do any such act or any other violations or threatened violations of this Section 4.17.
      4.18  Grizzard Stockholders' Meeting.
            The Board of Directors of Grizzard shall call a special meeting of the Grizzard stockholders, to be held as soon as reasonably practicable after the date hereof, for the purpose of approving this Agreement and the transactions contemplated hereby and such other related matters as it deems appropriate. The Board of Directors of Grizzard shall recommend at such meeting that the stockholders of Grizzard approve this Agreement and the Merger.

      4.19  Insurance.
            (a) Prior to the Closing, Grizzard shall purchase directors and officers insurance to insure each person who is now, or has been at any time prior to the date hereof, an officer or director of Grizzard or any of its against all indemnified liabilities arising out of actions or omissions occurring prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time for a period of three (3) years after the
Effective Time; provided, that the cost of such insurance shall not exceed in the aggregate $50,000. MSGI shall (i) keep such insurance in full force and effect for a period of three (3) years after the Effective Time, (ii) pay all premiums for such insurance when due and payable, and (iii) not seek cancellation of such insurance or a refund of any premiums for such insurance prior to the end of the three (3) year period after the Effective Time.
      (b) From and after the Closing, MSGI shall arrange with its insurance carrier to provide directors and officers insurance to each continuing officer and director of the Surviving Corporation on substantially the same terms as provided to officers and directors of other Subsidiaries of MSGI.

      4.20  Stockholders' Representative.
      (a) Each stockholder of Grizzard on the date this Agreement is voted upon by the stockholders of Grizzard, for itself and its respective successors and assigns (each a "Grizzard Stockholder" and collectively the "Grizzard Stockholders") hereby irrevocably makes, constitutes and appoints Claude H. Grizzard, Sr. as such Grizzard Stockholder's attorney-in-fact and agent, with full power of substitution, to act for and on behalf of such Grizzard Stockholder with respect to any claim or matter arising after the Closing Date under this Agreement or the Holdback Agreement (the "Stockholders'
Representative"), and authorizes and empowers him to fulfill the role of Stockholders' Representative as set forth in Section 4.20(b). Each such Grizzard Stockholder acknowledges that the appointment of this Stockholders' Representative herein made is coupled with an interest and may not be revoked. The Stockholders' Representative accepts his appointment and authorization to act as attorney-in-fact and agent of the Grizzard Stockholders.

      (b) In furtherance of this appointment herein made, each Grizzard Stockholder, fully and without restriction: (i) agrees to be bound by all notices received and agreements and determinations made by and documents executed and delivered by the Stockholders' Representative under this Agreement or the Holdback Agreement; and (ii) authorizes the Stockholders' Representative to (A) dispute or refrain from disputing any claim made by MSGI or Merger-Sub under this Agreement or the Holdback Agreement, (B) negotiate and compromise any dispute which may arise under this Agreement or the Holdback Agreement, (C) exercise or refrain from exercising any remedies available to the Grizzard
Stockholders under this Agreement or the Holdback Agreement, (D) sign any releases or other documents with respect to any such dispute or remedy, (E) waive any condition contained in this Agreement or the Holdback Agreement, (F) give such instructions and do such other things and refrain from doing such other things as the Stockholders' Representative in his sole discretion deems necessary or appropriate to carry out the provisions of this Agreement or the Holdback Agreement, (G) disburse all or any portion of the Expense Amount in payment of the Grizzard Stockholder Expenses, (H) disburse any or all of the Earn-Out Amount pursuant to a separate writing executed by the Stockholders' Representative and MSGI, and (I) retain such counsel, accountants and other professional advisors as the Stockholders' Representative reasonably deems necessary to assist him in the performance of his duties hereunder and pay the fees, costs and expenses thereof out of funds coming into the hands of the Stockholders' Representative.

            (c)  In  the  event  of  the   resignation   of  the   Stockholders'
Representative, the resigning Stockholders' Representative shall appoint a successor from among the Majority Stockholders and who shall agree in writing to accept such appointment. If the Stockholders' Representative should die or become incapacitated, his successor shall be appointed within 15 days of his death or incapacity by a majority of the Majority Stockholders, and such successor shall be a Majority Stockholder. The choice of a successor Stockholders' Representative appointed in any manner permitted above shall be final and binding upon each Grizzard Stockholder. The decisions and actions of any successor Stockholders' Representative shall be, for all purposes, those of a Stockholders' Representative as if originally named herein.

            (d) The death or incapacity of any Grizzard Stockholder shall not terminate the authority and agency of the Stockholders' Representative.

            (e) MSGI and Merger-Sub shall be entitled to rely exclusively upon any communication given or other action taken by the Stockholders' Representative pursuant hereto and shall not be liable for any action taken or not taken in reliance upon the Stockholders' Representative. MSGI and Merger-Sub shall not be obligated to inquire as to the authority of the Stockholders' Representative with respect to the taking of any action that the Stockholders' Representative takes or purports to take on behalf of the Grizzard Stockholders.

            (f) The Grizzard Stockholders, jointly and severally, agree to indemnify the Stockholders' Representative and to hold him or her harmless against any and all loss, liability or expense incurred without bad faith on the part of the Stockholders' Representative and arising out of or in connection with his or her duties as the Stockholders' Representative, including the reasonable costs and expenses incurred by the Stockholders' Representative in defending against any claim or liability in connection herewith.

                                 5. CONDITIONS.

       5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

              (a) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of Grizzard under the TBCA and Grizzard's Certificate of Incorporation (the "Grizzard Stockholders' Approval").

              (b) Registration Statement; State Securities Laws. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect. MSGI shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the MSGI Common Stock pursuant to this Agreement after the Merger.
              (c) NASDAQ Listing. The shares of MSGI Common Stock issuable to Grizzard's stockholders in the Merger in accordance with this Agreement shall have been authorized for quotation on the NASDAQ SCM or such other national exchange upon which the MSGI Common Stock is traded, upon official notice of issuance.
              (d) No Injunctions or Restraints. No court of competent jurisdiction or other competent governmental or regulatory authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.
              (e) Consents and Approvals.  Other than the filing provided for by
Section 1.2, all consents, approvals and actions of, filings with and notices to any Governmental Authority or any other public or private third parties required of MSGI, Grizzard or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a Material Adverse Effect on MSGI and its Subsidiaries or Grizzard and its Subsidiaries, in each case taken as a whole, or on the ability of MSGI and Grizzard to consummate the transactions contemplated hereby, shall have been obtained, all in form and substance reasonably satisfactory to MSGI and Grizzard, and no such consent, approval or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Merger to MSGI or Grizzard.

              (f) Tax Opinion. MSGI and Grizzard shall have received at the Effective Time an opinion of Alston & Bird LLP, counsel for Grizzard, to the effect that the Merger constitutes a reorganization within the meaning of
Section 368(a) of the Code (the "Tax Opinion") and will result in the tax free exchange of MSGI Common Stock by the holders of Grizzard Common Stock, except to the extent of cash received by such holders in exchange for their shares of Grizzard Common Stock. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of MSGI and Grizzard reasonably satisfactory in form and substance to such counsel.

            (g) Fairness Opinion. At the Effective Time, Robinson-Humphrey Company, LLC shall have delivered to Grizzard its opinion to the effect that the Merger Consideration to be paid to the stockholders of Grizzard upon consummation of the Merger is fair, from a financial point of view, to Grizzard's stockholders.

            (h) Waiting Periods. At the Effective Time, the waiting periods (and any extension thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

            (i) Each of the Grizzard Stockholders shall have executed and delivered a separate Agreement Appointing Stockholders' Representative substantially in the form of Exhibit F hereto (the "Stockholders' Representative Agreement") pursuant to which each Grizzard Stockholder appoints the Stockholders' Representative as the agent and attorney-in-fact of such Grizzard Stockholder with the powers and on the terms set forth in Section 4.20 hereof.

      5.2 Conditions to Obligation of MSGI and Merger-Sub to Effect the Merger. The obligations of MSGI and Merger-Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by MSGI and Merger-Sub in their sole discretion):

              (a) Representations and Warranties. The representations and warranties made by Grizzard in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Grizzard shall have delivered to MSGI a certificate, dated the Closing Date and executed on behalf of Grizzard by its Chairman of the Board or President to such effect.

              (b) Performance of Obligations. Grizzard shall have performed and complied with, in all material respects, each agreement, covenant, and obligation required by this Agreement to be so performed or complied with by Grizzard at or prior to the Closing, and Grizzard shall have delivered to MSGI a certificate dated the Closing Date and executed on behalf of Grizzard by its Chairman of the Board or President to such effect.

              (c) Opinion of Grizzard's Counsel. MSGI and Merger-Sub shall have received at the Effective Time an opinion of Alston & Bird LLP, counsel for Grizzard, dated as of such date, addressed to MSGI and Merger-Sub, in the form of Exhibit B hereto.

              (d) Accountant's Letter. MSGI shall have received prior to the effective date of the Registration Statement a letter from Deloitte & Touche LLP consenting to the inclusion in the Registration Statement of the report of such independent public accountants on the Audited Financials and the 1999 Audited Financials, and shall have received letters from such accountants, dated the effective date of the Registration Statement and the Closing Date respectively, giving customary comfort on Grizzard financial information contained in the Registration Statement.

              (e) Other Closing Documents. Grizzard shall have delivered to MSGI and Merger-Sub at or prior to the Effective Time such other documents as MSGI may reasonably request in order to enable MSGI and Merger-Sub to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

              (f) Review of Proceedings. All actions, proceedings, instruments, and documents required by Grizzard to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Camhy Karlinsky & Stein LLP, counsel to MSGI and Merger-Sub and Grizzard shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.
              (g) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

              (h) No Governmental  Action.  There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other Governmental Authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of MSGI, (i) makes this Agreement, the Merger or any of the other transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of Grizzard, MSGI, or Merger-Sub to consummate the Merger or any of the other transactions contemplated by this Agreement, (iii) requires the divestiture by MSGI of a material portion of the business of either MSGI and its Subsidiaries taken as a whole, or of Grizzard and its Subsidiaries taken as a whole, (iv) imposes material limitations on the ability of MSGI effectively to exercise full rights of ownership of shares of the Surviving Corporation including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation, or (v) otherwise materially prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or materially impairs the contemplated benefits to MSGI or Merger-Sub of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

              (i) Lockup Agreements. Prior to the Closing, MSGI shall have received the executed Lockup Agreements from each of the persons and entities set forth in Schedule 4.8.

              (j) Material Adverse Effect. Since the date hereof no Material Adverse Effect shall have occurred with respect to Grizzard.

              (k) Audit Opinion. MSGI shall have received at the Effective Time, an unqualified audit opinion with respect to the Audited Financials and the 1999 Audited Financials.

       5.3 Conditions to Obligation of Grizzard to Effect the Merger. The obligation of Grizzard to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Grizzard in its sole discretion):

              (a) Representations and Warranties. The representations and warranties made by MSGI and Merger-Sub in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties, made as of a specified date earlier than the Closing Date, on and as of such earlier date, and MSGI and Merger-Sub shall each have delivered to Grizzard a certificate, dated the Closing Date and executed on behalf of MSGI by its Chairman of the Board or President and on behalf of Merger-Sub by its Chairman of the Board or President to such effect.

              (b) Performance of Obligations. MSGI and Merger-Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by MSGI or Merger-Sub at or prior to the Closing, and MSGI and Merger-Sub shall each have delivered to Grizzard a certificate, dated the Closing Date and executed on behalf of MSGI by its Chairman of the Board or President and on behalf of Merger-Sub by its Chairman of the Board or President to such effect.

              (c) Opinion of MSGI's and Merger-Sub's Counsel. Grizzard shall have received at the Effective Time (and also on the effective date of the Registration Statement) opinions of Camhy Karlinsky & Stein LLP, counsel for MSGI and Merger-Sub, dated as of such date, addressed to Grizzard, in the form of Exhibit C hereto.

              (d) Other Closing Documents. MSGI and Merger-Sub shall have delivered to Grizzard at or prior to the Effective Time such other documents as Grizzard may reasonably request in order to enable Grizzard to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

              (e) Review of Proceedings. All actions, proceedings, instruments, and documents required by MSGI or Merger-Sub to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Alston & Bird LLP, counsel to Grizzard, and MSGI and Merger-Sub shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.
              (f) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

              (g) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation. order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other Governmental Authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction which, in the reasonable judgment of Grizzard, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of MSGI, Merger-Sub, or Grizzard to consummate the Merger or any of the other transactions contemplated by this Agreement, or (iii) otherwise materially prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or materially impairs the contemplated benefits to Grizzard and the stockholders of Grizzard of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

                                 6. TERMINATION.

       6.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

              (a) by mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors; or
              (b) by either Grizzard or MSGI upon written notification to the non-terminating party by the terminating party:

                   (i) at any time after six (6) months from the date hereof, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party, unless such date is extended in writing by the parties hereto; or
                   (ii) if facts exist which render impossible the satisfaction of one or more of the conditions set forth in Section 5.1 and such are not waived by Grizzard and MSGI; or

            (c) by Grizzard upon written notification to MSGI, if:

                  (i) there has been a material breach of any represntation, warranty, covenant or agreement on the part of MSGI set forth in this Agreement which breach has not been cured within ten (10) Business Days following receipt by MSGI of notice of such breach from Grizzard or assurance of such cure reasonably satisfactory to Grizzard shall not have been given by or on behalf of MSGI within such ten (10) Business Day period; or

                  (ii) facts exist which render impossible the satisfaction of one or more of the conditions set forth in Section 5.3 and such are not waived by Grizzard; or

            (d) by MSGI, upon written notification to Grizzard, if:

                  (i) there has been a material breach of any representation, warranty, covenant or agreement on the part of Grizzard set forth in this Agreement which breach has not been cured within ten (10) Business Days following receipt by Grizzard of notice of such breach from MSGI or assurance of such cure reasonably satisfactory to MSGI shall not have been given by or on behalf of Grizzard within such ten (10) business day period; or

                  (ii) if the Grizzard Stockholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders, or any adjournment thereof, called therefor; or
                  (iii) facts exists which render impossible the satisfaction of one or more of the conditions set forth in Section 5.2 and such are not waived by MSGI.

      6.2 Effect of Termination. If this Agreement is validly terminated by either Grizzard or MSGI pursuant to Section 6.1,

            (a) this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of either Grizzard or MSGI (or any of their respective officers, directors, representatives or Affiliates), except that (i) the provisions of this Section 6.2, Section 6.3 and Section 4.20 will continue to apply following any such termination, and (ii) nothing contained herein shall relieve Grizzard, MSGI or Merger-Sub from liability for any breach of their respective obligations contained in this Agreement prior to such termination; and

              (b) except as provided in Section 4.6, each of MSGI, Merger-Sub, and Grizzard shall pay and bear its own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and its meeting of stockholders, including fees and expenses of its counsel, accountants, investment banking firm, and other experts.

                    7. SURVIVAL, INDEMNIFICATION AND SET-OFF.

       7.1 Rights to Setoff. MSGI and Merger-Sub shall have the right to setoff and deduct from the Holdback Amounts (as that term is defined in the Holdback Agreement) to the extent hereinafter provided for all claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this right to setoff) (collectively, the "Losses") suffered or incurred by MSGI, Merger-Sub, any Subsidiary, or any of the foregoing persons arising out of (a) any breach of the representations, warranties or covenants and agreements of Grizzard contained in this Agreement or the Schedules hereto, except for Section 3.1(j) (Taxes) hereof, (b) any Taxes levied or assessed against Grizzard for or with respect to any period ended on or prior to the Effective Time and whether or not disclosed on any Schedule hereto to the extent the aggregate amount of such Taxes exceeds the reserve for taxes reflected on the 1999 Audited
Financials, and (c) such other matters as the parties may stipulate in a separate writing between them (each a "Separate Matter," and together, the "Separate Matters"). All amounts set-off shall be deducted from and shall reduce on a dollar-for-dollar basis the respective Holdback Amount (as defined in the Holdback Agreement) against which such set-off or deduction is made as hereinafter provided.

      7.2 Obligation of MSGI and Merger-Sub to Indemnify. MSGI and Merger-Sub, jointly and severally, agree to indemnify, defend and hold harmless the Grizzard Stockholders, and each of them, and their successors and assigns, from and against any Losses suffered or incurred by the Grizzard Stockholders arising out of any breach of the representations, warranties or covenants and agreements of MSGI or Merger-Sub contained in this Agreement or in the Schedules hereto.

      7.3 Notice and Opportunity to Defend Third Party Claims. (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim  or  circumstance  which  would  or  might  give  rise to a  claim  or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide setoff or indemnification pursuant to 7.1 or 7.2 (each an "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

              (b) Except with respect to an Asserted Liability based upon or arising out of Sections 3.1(j), 7.1(b) or 7.1(c), the Indemnifying Party may elect to defend, at its own expense and with counsel reasonably acceptable to the Indemnitee, any Asserted Liability unless (i) the Asserted Liability seeks an order, injunction or other equitable or declaratory relief against the Indemnitee or (ii) the Indemnitee shall have reasonably concluded that (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 7.3(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided, that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 7.3(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability.

              (c) MSGI alone shall have the right to contest, at its expense and with counsel selected by it, any assessment or levy of Taxes giving rise to an Asserted Liability based upon or arising out of Sections 3.1(j) or 7.1(b), and to settle or compromise any such assessment or levy, unless such assessment or levy is against any present or former officer of Grizzard, in which event such present or former officer shall have the right to assume control over any part of the contest of such assessment or levy relating to his or her personal liability with counsel of his or her choosing. The Stockholders' Representative alone shall have the right to contest, at the expense of the Grizzard Stockholders, and with counsel selected by the Stockholders' Representative, any Separate Matter that gives rise to an Asserted Liability, and to settle and compromise any such Separate Matter so long as the aggregate amount of all such settlements of Separate Matters does not exceed the Claims Holdback Amount (as defined in the Holdback Agreement).

              (d) Each  party  shall make  available  to the other  parties  any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefor. Grizzard acknowledges and agrees that the Stockholders' Representative shall have full power and authority to take, in the name and on behalf of Grizzard or the Grizzard Stockholders, any and all actions required or permitted to be taken by Grizzard under this Section 7.3.

      7.4. Survival of Representations and Warranties. (a) The respective representations and warranties of a party shall survive the execution and delivery of this Agreement and the Closing hereunder for such period of time as a claim for set-off or indemnification, as the case may be, for breach thereof may be made as set forth in Sections 7.1 and 7.2 hereof. The respective covenants and agreements of the parties shall survive the execution and delivery of this Agreement and the Closing hereunder indefinitely.

            (b) No claim for set-off based upon the breach of any representation or warranty of Grizzard made or given herein may be made after the first anniversary of the Closing Date. No claim for set-off of Losses arising out of or based upon Section 7.1(b) may be made after the third anniversary of the Closing Date. No claim for set-off with regard to any Separate Matter may be made by MSGI or Merger-Sub after the third anniversary of the Closing Date. If any claim of set-off by MSGI may be based on either a breach of the representations and warranties of Section 3.1(j) or upon Section 7.1(b), it shall be deemed based on Section 7.1(b) unless aggregate set-off under that
Section 7.1(b) exceeds the Tax Holdback Amount (as defined in the Holdback Agreement), in which case it may be asserted as a Loss arising under Section 7.1(a). No claim for indemnification based upon the breach of any representation or warranty of MSGI or Merger-Sub made or given herein may be made after the first anniversary of the Closing Date. The liability of a party for breach of a representation or warranty shall not terminate on the date such representation or warranty expires if notice of a claim for indemnification based upon a breach of such representation or warranty is given prior to the time specified above for the expiration of the representation or warranty on which such claim is based.

      7.5 Limits on Indemnification. (a) MSGI and Merger-Sub shall not have any obligation to indemnify Grizzard pursuant to Section 7.2 hereof with respect to Losses specified therein unless and until Grizzard shall have incurred Losses under Section 7.2 in an aggregate amount in excess of $250,000, in which case Grizzard shall be entitled to be indemnified for all of its Losses until the amount of such Losses exceeds $1,000,000, in which case Grizzard shall not be entitled to be indemnified for any Loss over such amount; provided, however, that in the event of a breach by MSGI of Sections 3.2(g) or 3.2(k) hereof, Grizzard shall be entitled to be indemnified for all Losses arising out of or based on such breach without regard to the prior limitations.

            (b) Neither MSGI nor Merger-Sub shall have the right to set off against or deduct from the Representative Holdback Amount (as defined in the Holdback Agreement) any Losses under Section 7.1(a) unless and until the aggregate amount of all such Losses which, but for this provision, would be subject to such set-off or deduction shall exceed $250,000, in which case MSGI and Merger-Sub may set-off against and deduct all such losses only from the Representative Holdback Amount (as defined in the Holdback Agreement). Except as provided in Section 7.4(b), any Loss suffered or incurred by MSGI or Merger-Sub based upon or arising out of Section 7.1(b) may only be set-off against and deducted from (and only to the extent of) any Tax Holdback Amount (as defined in the Holdback Agreement). Any Loss suffered or incurred by MSGI or Merger-Sub based upon or arising out of the Separate Matters described in Section 7.1(c) hereof may only be set-off against and deducted from (and only to the extent of) the Claims Holdback Amount (as defined in the Holdback Agreement). Neither MSGI nor Merger-Sub may recover any Losses by set off against or deduction from any amounts that at any time after the Effective Time may be or become payable to or for the account of any Grizzard stockholder by virtue of any employment of other compensation or benefit arrangement or relationship existing between such Grizzard stockholder and MSGI or any present or future subsidiary or Affiliate thereof.

      7.6 Adjustment. It is the intent of the parties that any amounts paid or set-off under Section 7.1 or indemnified under Section 7.2 shall represent an adjustment of the Merger Consideration and the parties will report such payments consistent with such intent. Nevertheless, if any payment pursuant to Sections
7.1 or 7.2 hereof would be treated by any Tax Authority as other than a Merger Consideration adjustment and would, on that basis, be includable in the gross income of the Indemnitee that is reported to such Tax Authority, then such payment shall be increased by the amount necessary so that the Indemnitee is fully and completely indemnified on an after-Tax basis. Similarly, if the Loss giving rise to such set-off or indemnification may be taken as a deduction against taxable income, the tax savings resulting from such deduction shall reduce the claimed Loss.

      7.7 Exclusive Remedy. Except as otherwise explicitly provided in this Agreement, the parties agree that the indemnification and setoff provisions of this Article 7 shall constitute the parties' sole and exclusive remedies in respect of this Agreement and the contemplated transactions hereunder; provided, however, notwithstanding the foregoing, each party shall have all rights and remedies against the other party available at law or in equity with respect to any willful or intentional breach by such other party of any representation, warranty covenant or agreement made or given by such other party.

      7.8 Reliance; Closing with Knowledge of Breach. No investigation relating to Grizzard conducted by or on behalf of MSGI or Merger-Sub at anytime prior to the Closing shall limit, affect or impair the ability of MSGI and Merger-Sub to rely upon the representations and warranties of Grizzard contained herein; unless, except for any Loss pursuant to Section 7.1(b) or (c) hereof, during such investigation MSGI or Merger-Sub became aware of a breach of any such representation or warranty and consummated this transaction with knowledge thereof, in which case neither MSGI nor Merger-Sub shall have the right to set off against or deduct from any Holdback Amount (as defined in the Holdback Agreement) any Losses based upon or arising out of such breach.

                                8. MISCELLANEOUS.

       8.1 Further Actions. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by the other party to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities, and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

       8.2 Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Effective Time, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

       8.3 Modification. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Board of Directors of the parties hereto at any time prior to the Effective Time, to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

       8.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by express mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.4) with copies (which copies shall not constitute notice) as follows:

              If to MSGI:
              Camhy Karlinsky & Stein LLP
              1740 Broadway, 16th Floor
              New York, New York 10019-4315
              Attention:  Alan I. Annex, Esq.

              If to Grizzard:
              Alston & Bird LLP
              One Atlantic Center
              1201 West Peachtree Street
              Atlanta, Georgia 30309
              Attention:  Sidney J. Nurkin, Esq.

Any notice shall be addressed to the attention of the Chairman. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 8.4 shall be deemed given at the time of receipt hereof.

       8.5 Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

       8.6 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of MSGI, Merger-Sub and Grizzard and their respective successors and assigns.

       8.7 No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except for the Grizzard stockholders with respect to
Section 2.1, and the Indemnified Parties with respect to Article 7.

       8.8 Severability. If any provision of this Agreement is hereafter held to be invalid, illegal, or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted so as to preserve the parties' original intent, failing which, it shall be severed from this Agreement, with the balance of this Agreement continuing in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.
       8.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles thereof, except to the extent that the DGCL and the TBCA apply to the Merger.

       8.10 Judicial Proceedings.
            EACH OF THE PARTIES HERETO AGREES THAT ANY ACTION, SUIT OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO ARISING UNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR A TRANSACTION CONTEMPLATED HEREBY MAY BE BROUGHT OR ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN RESPECT OF ANY SUCH ACTION, SUIT OR PROCEEDING. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL POSTAGE PRE-PAID, RETURN RECEIPT REQUESTED, OR BY A NATIONALLY RECOGNIZED OVERNIGHT COURIER, TO SUCH PARTY AT ITS ADDRESSES PROVIDED FOR NOTICES HEREUNDER.

      8.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       8.12 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references to the term "as of the date hereof" shall mean the date of this Agreement.

       8.13 Entire Agreement. This Agreement (including the schedules, exhibits, documents or instruments referred to herein) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof.

                                9. DEFINED TERMS.

       9.1 Defined Terms. For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 9.1.

            "1999 Audited Financials" shall mean the consolidated audited balance sheet of the Grizzard and its Subsidiaries at June 30, 1999 and the related statements of earnings and stockholders equity and cash flows for the fiscal year then ended, accompanied by the notes thereto and the report thereon of Deloitte & Touche LLP.

            "Acquisition" shall mean the acquisition of beneficial ownership of all or material portion of the assets of, or any material interest in, a Person (including its Subsidiaries) pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer, joint venture or other similar transaction.

            "Acquisition Proposal" shall mean any bona fide proposal, whether in writing or otherwise, made by a third party to effect an Acquisition.

            "Action" shall mean any claim, action, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation by or before any Governmental Authority.

            "Affiliate" with respect to any Person, shall mean any Person controlling, controlled by or under common control with such Person.

            "Ancillary   Agreements"  shall  mean,   collectively,   the  Voting
Agreement, the Lockup Agreements, the Holdback Agreement, and the Exchange Agreement.

            "Asserted Liability" shall have the meaning ascribed to that term in
Section 7.3.

            "Audited Financials" shall have the meaning ascribed to that term in
Section 3.1(f)(i)(A).

            "Average Closing Price" shall mean the numerical average of the closing sales price (regular way) per share of MSGI Common Stock (or, in case no such reported sales takes place on such day, the average of the closing bid and asked prices) on the principle national securities exchange on which the MSGI Common Stock is then listed, for each of the twenty (20) trading days ending two
(2) trading days prior to the Closing Date.

            "Average Signing Price" shall mean the numerical average of the closing sales price (regular way) per share of MSGI Common Stock (or, in case no such reported sales takes place on such day, the average of the closing bid and asked prices) on the principle national securities exchange on which the MSGI Common Stock is then listed, for each of the twenty (20) trading days ending two
(2) trading days prior to the date hereof.

            "Business" shall have the meaning ascribed to that term in Section
             3.1(g).

            "Business Day" shall mean any day other than a Saturday, Sunday or Federal holiday on which banking institutions in New York, New York are permitted to be closed for the purpose of transacting business.


            "Cash Consideration" means the aggregate amount of (a) all Per Share Cash Payments, (b) the Per Share Deferred Payment and (c) all Per Share Reserve Payments.

            "Certificate of Merger" shall mean the certificate of merger executed by the Surviving Corporation and delivered for filing on, or as soon as practicable after, the Closing Date, to the Secretary of State of the State of Delaware.

            "Claims Notice" shall have the meaning ascribed to that term in
Section 7.3.

            "Closing" shall have the meaning ascribed to such term in Section
1.3.

            "Closing  Date" shall have the meaning ascribed to such term in
Section 1.3.

            "Closing Cash Payment" shall mean the aggregate amount of all Per Share Cash Payments.

            "Code" shall have the meaning ascribed to such term in the preamble to this Agreement.

            "Constituent Corporations" shall have the meaning ascribed to that term in the preamble to this Agreement.

            "Confidential Information" shall have the meaning ascribed to that term in Section 4.17.

            "Contract" shall mean, whether in writing or oral, any contract, note, bond, deed, mortgage, indenture, lease, license, agreement or other instrument or obligation.

            "Control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "DGCL" shall mean the Delaware General Corporation Act, as now or hereafter amended.

            "Distribution Date" shall have the meaning ascribed to that term in the Holdback Agreement.

            "Earn-Out Amount" shall mean four million ($4,000,000) dollars.

            "Effective Time" shall have the meaning ascribed to that term in
Section 1.2.

            "Employee" with respect to any Person, shall mean any individual employed by such Person or any of its Subsidiaries.

            "Environmental, Health or Safety Requirements" means (i) any and all federal, state and local statutes, regulations and ordinances, and any rules of common law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the
Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substance Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), and the regulations promulgated pursuant to each of the foregoing; and (ii) with respect to any Person, any and all administrative or judicial orders, consent decrees, settlement agreements, injunctions, Permits, licenses, codes, covenants and deed restrictions and other provisions having the force or effect of law, issued by a Governmental Authority in respect of such Person's or its Subsidiaries' operations or assets, or applicable thereto; in each case concerning pollution or protection of the environment, or human health, or safety, including worker safety, to the extent that such safety may be affected by exposure to Hazardous Materials (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of or exposure to any Hazardous Materials, hazardous materials, or wastes).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exchange Agent" shall have the meaning ascribed to that term in
Section 2.1(c).

            "Exchange Agreement" shall have the meaning ascribed to that term in Section 2.1(c).

            "Excluded Contracts" with respect to any Person, shall mean any Contracts of such Person (i) entered into in the Ordinary Course of Business of such Person, (ii) having a duration or remaining term of less than six (6) months from the date hereof and (iii) the aggregate annual payments in respect of which do not exceed fifty thousand ($50,000) dollars.

            "Expense   Amount"   shall  mean  that  amount   specified   by  the
Stockholders' Representative in a writing delivered to MSGI at or prior to the Closing.

            "GAAP" or "Generally Accepted Accounting Principles" shall mean United States generally accepted accounting principles as in effect on the date on which the document to which it refers relates.

            "Governmental Authority" shall mean any foreign, Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any court of competent jurisdiction.

            "Grizzard Certificates" shall have the meaning ascribed to that term in Section 2.1(c)(ii).

            "Grizzard Common Stock" shall mean the common stock, par value $.01 per share of Grizzard.

            "Grizzard Dissenting Stockholder" has the meaning ascribed to that term in Section 2.1(d).

            "Grizzard Financial Statements" shall have the meaning ascribed to that term in Section 3.1(f)(i)(B).

            "Grizzard  Lease"  shall have the  meaning  ascribed to that term in
Section 3.1(n)(ii).

            "Grizzard  Plans"  shall have the  meaning  ascribed to that term in
Section 3.1(k)(i).

            "Grizzard Stockholder Expenses" shall have the meaning ascribed to that term in Section 4.6.

            "Grizzard Stockholder's Approval" shall have the meaning ascribed to that term in Section 5.1(a).

            "Grizzard Stockholders" shall have the meaning ascribed to that term in Section 4.20.

            "Grizzard Tax Returns" shall have the meaning ascribed to that term in Section 3.1(j).

            "Hazardous Material" shall mean any chemical, waste, pollutant, contaminant or substance that is regulated by any Environmental, Health or Safety Requirements, including, without limitation, asbestos in friable condition, urea formaldehyde foam insulation, petroleum and its derivatives, by-products and other petroleum hydrocarbons, radioactive materials and polychlorinated biphenyls (PCBs), and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any Environmental, Health or Safety Requirement.

            "Holdback Agreement" shall mean the Holdback Agreement in the form of Exhibit A hereto.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Information Technology" shall have the meaning ascribed to that term in Section 3.1(aa).

            "Indemnifying Party" shall have the meaning ascribed to that term in
Section 7.3.

            "Indemnitee" shall have the meaning ascribed to that term in Section 7.3.
            "Initial Deferred Amount" shall have the meaning ascribed to that term in Section 2.1(b).

            "Intangible Property" shall mean, collectively, patents, trademarks, service marks, trade names, copyrights, franchises and rights to receive royalties, and all applications or registrations for any of the foregoing.

            "Interest Rate" shall mean the annual interest rate from time to time published in The Wall Street Journal as the prevailing prime rate of interest. If there is any change from time to time in the Interest Rate, such change shall take effect on the first business day following the date on which such change became effective.

            "Interim Financials" shall have the meaning ascribed to that term in
Section 3.1(f)(i)(B).

            "IRS" means the United States Internal Revenue Service.

            "Knowledge," with respect to any Person, shall mean the actual knowledge of any executive officer or director of such Person; provided, however, that with respect to changes affecting the representations and warranties set forth in Article 3 occurring after the date hereof and up to the Closing, "knowledge" shall be deemed to mean actual knowledge after reasonable inquiry.

            "Leases" with respect to any Person, shall mean all leases of real, personal or intangible property under which either such Person or any of its Subsidiaries is lessee or lessor (or sublessee or sublessor).

            "Leased Real Property" shall have the meaning ascribed to that term in Section 3.1(n).

            "Legal Requirements" with respect to any Person, shall mean (a) all statutes, laws, ordinances, codes, rules, regulations, judgments, decrees, decisions, writs, rulings, injunctions, orders and other requirements of any Governmental Authority and (b) any consent, approval, authorization, waiver, Permit, agreement, license, certificate, exemption, order, registration, declaration or filing of, with or to any Governmental Authority, in each case other than relating to Taxes, and in each case binding upon such Person or such Person's assets, business or properties.

             "Lien" shall mean any encumbrance, charge, security interest, mortgage, pledge, hypothecation, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant running with the land, encroachment, voting trust agreement, restriction, option, right of first offer or refusal, proxy or lien, including, but not limited to, liens for taxes.

            "Lockup Agreements" shall mean the Lockup Agreements in the form of Exhibit D hereto.

            "Losses" shall mean any and all losses, damages, deficiencies, awards, assessments, amounts paid in good faith settlement in accordance with
Article 7 hereof, judgments, fines, penalties, interest, costs and expenses (including, without limitation, reasonable legal fees and expenses).

            "Majority Stockholders" shall have the meaning set forth in the preamble to this Agreement.

            "Material Adverse Effect," with respect to any Person, shall mean any change or effect that is or would be reasonably expected to be materially adverse to the business, assets, properties, financial condition or results of operations of such Person and its Subsidiaries taken as a whole.

            "Merger" shall have the meaning ascribed to that term in the preamble of this Agreement.

            "Merger Consideration" shall mean the sum of the Cash Consideration, the Share Consideration, and the Deferred Payment.

            "Merger-Sub Common Stock" shall mean the common stock, par value $.01 per share, of Merger-Sub.

            "MSGI  Certificates" shall have the meaning ascribed to that term in
Section 2.1(c)(ii).

            "MSGI Common Stock" shall mean the common stock, par value $0.01 per share, of MSGI.

            "MSGI Merger Shares" shall mean the quotient of (x) $50,000,000.00 divided by (y) the MSGI Stock Price.

            "MSGI Preferred Stock" shall have the meaning ascribed to that term in Section 3.2(f).

            "MSGI SEC Reports"  shall have the meaning  ascribed to that term in
Section 3.2(g).

            "MSGI Stock Price" shall mean the Average Signing Price unless (a) the Average Closing Price is less than the Average Signing Price, in which case the "MSGI Stock Price" shall mean the Average Closing Price or (b) the Average Closing Price is greater than the Average Signing Price, in which case the MSGI Stock Price shall equal an amount equal to (i) two multiplied by the product of the Average Signing Price multiplied by the Average Closing Price divided by
(ii) the sum of the Average Signing Price plus the Average Closing Price.

            "NASDAQ SCM" shall mean the National Association of Securities Dealers, Inc. Small Cap Market.

            "Ordinary Course of Business" with respect to any Person, shall mean the ordinary course of business consistent with past custom and practice in the business of such Person and its Subsidiaries; provided that, with respect to Grizzard and its Subsidiaries, Ordinary Course of Business shall also include, without limitation, fulfilling their obligations under this Agreement.

            "Organizational Documents" shall mean (i) with respect to a corporation, its articles of incorporation and by-laws, (ii) with respect to a partnership, its partnership agreement and its certificate of limited partnership (if a limited partnership) and (iii) with respect to a limited liability company, its limited liability company operating agreement (or the equivalent thereof) and its certificate of formation (or the equivalent thereof), in each case as amended.

            "Outstanding Grizzard Shares" shall mean the aggregate number of shares of Grizzard Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, including shares of Grizzard Common Stock owned at that time by Grizzard Dissenting Stockholders.

            "Per Share Cash Payment" shall mean the quotient of (x) fifty million dollars ($50,000,000.00) less the Initial Deferred Amount less the Expense Amount and less the Earn-Out Amount divided by (y) the Outstanding Grizzard Shares.

            "Per Share Deferred Payment" shall have the meaning ascribed to that term in the Holdback Agreement.

            "Per Share Reserve Payment" shall have the meaning ascribed to that term in the Holdback Agreement.

            "Per Share Stock Consideration" shall mean the quotient of (x) the MSGI Merger Shares, divided by (y) the Outstanding Grizzard Shares.

            "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

            "Permitted Lien" shall mean (i) any Lien for Taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate reserves on the financial statements of the Person affected thereby,
(ii) with respect to Grizzard and its Subsidiaries,  Liens that are set forth on
Schedule 9.1 hereto (identifying therein the particular property to which such Liens relate), (iii) with respect to real property, any Lien which is not in a material liquidated amount and which does not, individually or in the aggregate, interfere materially with the current use or materially detract from the value or marketability of such property (assuming its continued use in the manner in which it is currently used), (iv) a Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings, so long as the execution or other enforcement thereof has been stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Person affected thereby, (v) Liens for assessments, levies or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which there are adequate reserves on the financing statements of the Person affected thereby, (vi) deposits or pledges to secure bids, tenders, contracts, franchises, leases, statutory obligations, indemnity, performance, surety and appeal bonds or other obligations of a like nature, in each case arising in the Ordinary Course of Business, (vii) deposits or pledges to secure obligations under workers compensation, social security or similar laws or under employment insurance,
(viii) mechanics', workers', materialmen's or other like Liens arising in the Ordinary Course of Business that do not materially detract from the value, or interfere with the present use, of the properties or assets affected thereby and
(ix) Liens existing on the date hereof in respect of any capital leases in effect on the date hereof.

            "Person" shall mean and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            "Registration Statement" shall have the meaning ascribed to that term in Section 4.15.

            "Release" shall mean any "release," as defined as such pursuant to CERCLA, 42 U.S.C. ss. 9601(22).

            "SEC" shall mean the United States Securities and Exchange
 Commission.

            "Second Request" shall have the meaning ascribed to that term in
Section 4.4(b).

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Separate Matters" shall have the meaning ascribed to that term in
Section 7.1.

            "Set-Off" shall mean any amount set-off against or deducted from the Initial Deferred Payment by MSGI as provided in Section 7 hereof or in the Holdback Agreement.

            "Share Consideration" shall mean the aggregate number of shares of MSGI issued in the Merger.

            "Standby Letter of Credit" shall have the meaning ascribed to that term in Section 1(b).

            "Stockholders' Representative" shall have the meaning ascribed to that term in Section 4.20.

            "Stockholders' Representative Agreement" shall have the meaning ascribed to that term in Section 5.1(i).

            "Subsidiary," with respect to any Person, shall mean any corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50% or more of the total equity interest of which, is directly or indirectly owned by such Person or of which such Person is directly or indirectly a general partner (or acts in a similar such capacity). For purposes of this Agreement, all references to "Subsidiaries" of a Person shall be deemed to mean "Subsidiary" if such Person has only one Subsidiary.

            "Surviving Corporation" shall have the meaning ascribed to that term in the preamble to this Agreement.

            "Tangible Personal Property" shall mean, collectively, machinery, equipment, furniture, fixtures and other tangible personal property.

            "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, and all estimated payments thereof, including, but not limited to, income, excise, property, sales, use, value added, franchise, payroll, transfer, transfer gain, gross receipts, withholding, social security and unemployment taxes or other taxes of any kind, imposed by any foreign, Federal, state, county or local government, or any subdivision or agency thereof (a "Tax Authority"), and any interest, penalty and expense relating to such taxes, charges, fees, levies or other assessments.

            "Tax Authority" shall have the meaning ascribed to that term under the definition of Taxes hereof.

            "Tax Opinion" shall have the meaning ascribed to that term in
Section 5.1(f).

            "TBCA" shall mean the Texas Business Corporation Act, as now or hereafter amended.

            "Voting Agreement" shall mean the Voting Agreement in the form of Exhibit E hereto.

            The term "voting power" when used with reference to the capital stock of, or units of equity interests in, any person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

            "Year 2000 Compliant" shall have the meaning ascribed to that term is Section 3.1(aa).

      9.2 Interpretation. Unless the context otherwise requires, the terms defined in Section 9.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 9.1, and those accounting terms used in this Agreement not defined in Section 9.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

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


       IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.

                         MARKETING SERVICES GROUP, INC.


                               By:/s/ Jeremy Barbera
                                  ------------------
                                  Name: J. Jeremy Barbera
                                  Title: Chairman & CEO


                                GCG MERGER CORP.


                               By:/s/Jeremy Barbera
                                  -----------------
                                  Name: J. Jeremy Barbera
                                  Title: President


                                GRIZZARD ADVERTISING
                                INCORPORATED


                               By:/s/Michael Dzvonik
                                  ------------------
                                  Name: Michael Dzvonik
                                  Title: Chairman and CEO